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As filed with the Securities and Exchange Commission on November 13, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Scientific Games International, Inc.
(as Issuer)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2754 (Primary Standard Industrial Classification Code Number)	58-1943521 (I.R.S. Employer Identification Number)

Scientific Games Corporation
(as Guarantor)
(and the other Guarantors identified in the Table of Additional Guarantor Registrants Below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	81-0422894 (I.R.S. Employer Identification Number)

Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ira H. Raphaelson, Esq.
Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas D. Balliett, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

7.875% Senior Subordinated Notes due 2016	$200,000,000	100%	$200,000,000	$7,860

Guarantees related to the 7.875% Senior Subordinated Notes due 2016(3)	N/A	N/A	N/A	N/A

(1)
Equals the aggregate principal amount of 7.875% Senior Subordinated Notes due 2016 that we issued in a private placement on June 11, 2008.

(2)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
No separate consideration will be received for the guarantees, and, therefore, pursuant to Rule 457(n) under the Securities Act, no additional fee is required.

TABLE OF ADDITIONAL GUARANTOR REGISTRANTS

Name of Additional Guarantor Registrant	State of Incorporation or Formation	IRS Employer Identification Number	Commission File Number
Autotote Enterprises, Inc.*	Connecticut	06-1370549	333-
Autotote Gaming, Inc.**	Nevada	88-0415955	333-
MDI Entertainment, LLC**	Delaware	58-1943521	333-
Scientific Games Products, Inc.**	Delaware	45-0565615	333-
Scientific Games Racing, LLC**	Delaware	58-1943521	333-
Scientific Games SA, Inc.**	Delaware	58-1673074	333-
SG Racing, Inc.**	Delaware	74-3141546	333-
Trackplay LLC**	Delaware	03-0398820	333-

Addresses of Principal Executive Offices:

*
600 Long Wharf Drive
New Haven, CT 06511

**
1500 Bluegrass Lakes Parkway
Alpharetta, GA 30004

PROSPECTUS

$200,000,000

SCIENTIFIC GAMES INTERNATIONAL, INC.
(as Issuer)

SCIENTIFIC GAMES CORPORATION
(as Guarantor)

7.875% Senior Subordinated Notes due 2016

        Scientific Games International, Inc., referred to herein as the Issuer, issued $200,000,000 in aggregate principal amount of 7.875% Senior Notes due 2016 in a private placement on June 11, 2008. This prospectus will be used by the selling noteholders to resell their notes. Neither the Issuer nor Scientific Games Corporation will receive any of the proceeds from the sale of the notes.

        The selling noteholders may sell their notes either directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices. If the notes are sold through underwriters, broker-dealers or agents, the selling noteholders will be responsible for underwriting discounts or commissions or broker-dealer's or agent's commissions. The selling noteholders and any underwriters, broker-dealers or agents that participate in the sale of the notes may be "underwriters" within the meaning of the Securities Act of 1933, as amended, referred to as the Securities Act in this prospectus, and any discounts, commissions, concessions or profits they earn on any resale of the securities may be underwriting discounts or commissions under the Securities Act.

        Interest on the notes will be paid on June 15 and December 15 of each year, beginning on December 15, 2008. The notes will mature on June 15, 2016. The notes are subordinated to all of the Issuer's existing and future senior debt, including its indebtedness under the new credit facilities, rank equally with all of its existing and future senior subordinated debt, including its guarantee of our indebtedness under the existing notes and the convertible debentures, and rank senior to all of its future subordinated debt. The notes are guaranteed on a senior subordinated unsecured basis by Scientific Games Corporation and all of its wholly owned domestic subsidiaries (other than the Issuer). The guarantees of the notes are subordinated to all of the guarantors' existing and future senior debt, including their guarantees of the Issuer's indebtedness under the new credit facilities, rank equally with all of their existing and future senior subordinated debt, including their guarantees of our indebtedness under the existing notes and the convertible debentures, and rank senior to all of their future subordinated debt. A significant portion of our business is conducted through non-U.S. subsidiaries, which will not be guarantors of the notes. The notes will be structurally subordinated to all of the liabilities of such non-guarantor subsidiaries.

        We do not intend to list the notes for trading on any national securities exchange or for quotation through any automated dealer quotation system.

        Investing in these securities involves risks. Please see "Risk Factors" beginning on page 12 of this prospectus.

        None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the New Jersey Casino Control Commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2008.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Scientific Games Corporation
Attention: Investor Relations
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233

        See "Where you can find more information" on page i.

 ABOUT THIS PROSPECTUS

        In this prospectus, unless the context otherwise requires:

  •
  references to the words "Scientific Games," "we," "us," "our," and the "Company" refer to Scientific Games Corporation and its consolidated subsidiaries, including the Issuer, unless otherwise specified or the context otherwise requires;

  •
  references to the "Issuer" refer to Scientific Games International, Inc., an indirect 100%-owned subsidiary of the Company and the issuer of the notes; and

  •
  references to "guarantors" refer to Scientific Games and its 100%-owned domestic subsidiaries (other than the Issuer) that will guarantee the notes.

        Certain terms used herein have been defined in "Description of notes—Certain definitions" beginning on page 53 of this prospectus and in other sections under "Description of notes" beginning on page 32 of this prospectus.

        The distribution of this prospectus and the offer and sale of the notes and related guarantees may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

WHERE YOU CAN FIND MORE INFORMATION

        The Issuer is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12h-5 thereunder. Scientific Games is, however, subject to the informational requirements of the Exchange Act and, accordingly, files annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC's website or at its facilities described above.

INCORPORATION BY REFERENCE

        In this prospectus, we "incorporate by reference" certain information that we have already included in documents filed with the SEC, which means that we are disclosing important business and financial information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents we have filed with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2007;

i

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

  •
  Current Reports on Form 8-K filed on April 29, 2008, May 14, 2008, June 6, 2008, June 13, 2008, August 8, 2008 and October 8, 2008.

        In addition, we also incorporate by reference any filings made by us with the SEC after the date of this prospectus (excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and any related exhibits) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering.

        References in this prospectus to this prospectus will be deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. In addition, information contained in this prospectus will be modified or superseded by information in any such subsequently filed documents that are incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the address on the previous page of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies, and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," "could," "potential," "opportunity," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates, and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions in the Company's markets; technological change; retention and renewal of existing contracts and entry into new contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulations, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; seasonality; dependence on suppliers and manufacturers; factors associated with foreign operations; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. For a discussion of other factors that may affect our business, you should also read carefully the factors described in the "Risk factors" section of this prospectus. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Forward-looking statements speak only as of the date they are made, and except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

 PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in this prospectus (including documents incorporated by reference). Because this is only a summary, it does not contain all of the information that may be important to you. For a complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which this prospectus refers. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in the documents filed by us with the SEC, which are incorporated by reference in this prospectus.

Our company

Overview

        Scientific Games Corporation was incorporated in the State of Delaware on July 2, 1984. We are a leading supplier of technology-based products, systems and services to gaming markets worldwide. We believe we offer our customers the widest array of technologically advanced products and services in each market we serve. We report our operations in three business segments: Printed Products Group, Lottery Systems Group, and Diversified Gaming Group.

Printed Products Group (51% of 2007 revenue)

        Our Printed Products Group is composed of our instant lottery ticket business and our prepaid phone card business.

        We believe we are the leading provider of instant lottery tickets in the world. Our instant ticket customers include 40 of the 42 U.S. jurisdictions that currently sell instant lottery tickets, and we have sold instant tickets and related services to lotteries in over 50 other countries. We believe that our innovative products and services allow lotteries to increase their retail sales of instant tickets.

        Instant ticket and related services include ticket design and manufacturing, as well as value-added services such as game design, sales and marketing support, specialty games and promotions, inventory management and warehousing, and fulfillment services. We provide lotteries with access to some of the world's most popular entertainment brands, including Deal or No Deal™, Major League Baseball®, National Basketball Association, Harley-Davidson®, Wheel-of-Fortune®, Monopoly™, Corvette® and World Poker Tour®. We also provide lotteries with customized partnerships, or cooperative service programs, to help lotteries efficiently and effectively manage and support their operations to achieve greater retail sales and lower operating costs.

        We believe we are one of the largest suppliers of paper-based prepaid phone cards in the world. Prepaid phone cards utilize the same secure process that we employ in the production of instant lottery tickets, which helps ensure the integrity and reliability of the product. Prepaid phone cards offer consumers a cost-effective way to purchase cellular airtime, without requiring wireless service providers to extend credit or consumers to commit to contracts.

Lottery Systems Group (25% of 2007 revenue)

        We believe we are a leading provider of sophisticated, customized computer software, equipment and data communication services to government-sponsored and privately operated lotteries in and outside the United States. This business includes the provision of transaction-processing software for the accounting and validation of both instant and online lottery games, point-of-sale terminals, central site computers, communications technology, and ongoing support and maintenance for these products. Central computer systems, terminals and associated software are typically provided in the United States through facilities management contracts and internationally through outright sales. We have contracts to operate online lottery systems for 16 of the 44 U.S. jurisdictions that operate online lotteries and we believe we are the second largest online lottery provider in Europe.

Diversified Gaming Group (24% of 2007 revenue)

        Our Diversified Gaming Group provides services and systems to private and public operators in the wide area gaming markets and in the pari-mutuel wagering industry. Our product offerings include server-based gaming machines (including our Nevada™ dual screen terminals, which can offer Great Britain regulated Category B2 and B3 content on the same machines), video lottery terminals ("VLTs"), monitor games, wagering systems for the pari-mutuel racing industry, sports betting systems and services, and Great Britain regulated Category C Amusement With Prize ("AWP") and Skill With Prize ("SWP") terminals. Business units within the Diversified Gaming Group include: Global Draw Limited and certain related companies ("Global Draw"), a leading supplier of gaming terminals, systems and monitor games to licensed bookmakers, primarily in the U.K., Austria and Mexico; Scientific Games Racing, LLC, a leading worldwide supplier of computerized systems for pari-mutuel wagering; Games Media Limited ("Games Media"), our AWP and SWP terminal supplier to the U.K. public house (or pub) market; and our venue management gaming operations in Connecticut, Maine and The Netherlands.

Consorzio Lotterie Nazionali

        We are a member of Consorzio Lotterie Nazionali ("CLN"), a consortium consisting principally of the Company, Lottomatica S.p.A, and Arianna 2001, a company owned by the Federation of Italian Tobacconists. The consortium has a contract with the Italian Monopoli di Stato to be the exclusive operator of the Italian Gratta e Vinci instant lottery. The contract commenced in 2004 and has an initial term of six years with a six-year extension option held by the Italian Monopoli di Stato. Under our contract with the consortium, we supply instant lottery tickets, game development services, marketing support, the instant ticket management system and systems support. We also participate in the profits or losses of the consortium as a 20% equity owner, and assist Lottomatica S.p.A in the lottery operations. Our investment in the consortium resulted in a significant portion of our income in 2007. For the years ended December 31, 2007 and 2006 we recorded income of approximately $37.7 million and $8.3 million, respectively, attributable to our interest in CLN. In accordance with the rules and regulations of the SEC, the audited financial statements of CLN for the year ended December 31, 2007, which were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, have been filed as an amendment to our most recent Annual Report on Form 10-K and are therefore incorporated by reference in this prospectus. For the nine months ended September 30, 2008 we recorded income of approximately $43.0 million attributable to our interest in CLN.

Competitive strengths

        Our competitive strengths include:

  •
  Leading industry positions.  We are a leading supplier of technology-based products, systems and services to gaming markets worldwide and a leading worldwide provider of services, systems and products to the lottery industry. Our instant ticket customers include 40 of the 42 U.S. jurisdictions that currently sell instant lottery tickets, and we have sold instant tickets and related services to lotteries in over 50 other countries. In our instant ticket business, we have invested heavily in security technologies and branding initiatives that have allowed us to maintain our industry position. In addition, in states where we provide cooperative services, we have been successful in increasing revenues and reducing costs for the states, thereby strengthening our customer relationships. We also have contracts to operate online lotteries for 16 of the 44 U.S. jurisdictions that currently operate online lotteries and we believe that we are the second largest online lottery provider in Europe. For our U.S. lottery contracts, we are the exclusive provider of online lottery systems to that particular state and typically the primary supplier of instant tickets to that state. Under a typical U.S. online lottery contract, we supply the equipment, software and maintenance on our proprietary systems, which creates switching costs, including a risk of lost sales to the lottery. In our Diversified Gaming Group, we have developed proprietary games and have invested a significant amount of capital to develop, build and install state-of-the art pari-mutuel wagering and communications networks throughout North America, the U.K. and other countries. We are one of the three largest suppliers of wide area gaming systems and terminals in the U.K. In addition, we are one of the largest suppliers of paper-based prepaid phone cards in the world. We attribute our leadership position in each of these businesses primarily to our technological expertise, well-established customer relationships, high level of customer service, low-cost manufacturing capabilities and ability to offer a broad array of products and value added-services.

  •
  Substantial recurring revenue.  We typically provide our lottery and diversified gaming services pursuant to long-term contracts. U.S. instant ticket lottery contracts typically have an initial term of three years and frequently include multiple renewal options, which our customers have generally exercised for additional periods ranging from one to five years. We have experienced a very high success rate on our re-bidding efforts for existing contracts following the expiration of the initial term and all renewal options. Our U.S. online lottery contracts typically have a minimum initial term of five years, with additional renewal options. Contracts in the wide area gaming industry are typically for an initial period of two to four years. Under the wide area gaming contracts, we are typically paid a fee equal to a percentage of our customer's revenues generated from wagers on each terminal. In addition, we own our Connecticut off-track betting ("OTB") licenses and operations in perpetuity, subject to our compliance with certain licensing requirements. We also hold one of five OTB licenses within the state of Maine and are the exclusive licensed operator for all pari-mutuel wagering in the Netherlands. Additionally, in December 2007, we were awarded a four-year contract by William Hill to supply gaming machines to 548 William Hill betting shops, which will house up to 2,192 Global Draw terminals. William Hill owns over 2,250 betting shops located across the U.K. and Ireland with an installed base of 8,300 gaming machines. For the 2007 fiscal year, we estimate that approximately 70% of our revenues were recurring in nature.

  •
  Scope of product and service offerings.  We believe that we offer a broad array of products in each of the markets we serve. Our ability to offer our customers a wide range of lottery, diversified gaming and pari-mutuel products enables us to serve a substantial portion of our customers' gaming product and service demands, which we believe enhances our customer relationships. Moreover, our extensive portfolio allows us to cross-sell our products and services to customers, providing us with a wide range of revenue-generating opportunities.

  •
  Superior technology.  We believe that we are a technology leader in our Printed Products, Lottery Systems and Diversified Gaming businesses. The increased application of computer-based and communications technologies to the manufacturing and service of instant tickets continues to separate the printing of instant lottery tickets from conventional forms of printing. We believe we are generally recognized within the lottery business as a leader in applying these technologies to the manufacture and sale of instant tickets. In order to maintain our position as a leading innovator within the lottery business, we intend to continue to explore and develop new technologies and their applications to instant lottery tickets and systems.

    In the Diversified Gaming Group, we believe that we are a technology leader in computerized wagering systems and related equipment. We have established two special purpose enterprise-level computing data centers, through which multiple racetracks and OTBs are linked to one another via dedicated, secure, high-speed communications channels. In our Global Draw business unit, we provide bookmakers with a turnkey offering that includes remote management of game content and wagering terminals, central computer systems, data communication and field support. We develop our own proprietary game content, supplemented by third-party content as needed, and games are displayed on our state-of-the-art terminals, including our Nevada™ gaming terminals. We believe that these terminals achieve higher revenue levels for our customers than those provided by the competition, in part because the Nevada™ terminal provides customers the flexibility of switching from Category B2 to Category B3 content.

Business strategies

        Our strategies include:

  •
  Expand industry share.  We are pursuing new opportunities in our existing businesses. In the ordinary course of business, contracts of our competitors expire or become subject to competitive bidding processes. Within the next 12 months, for example, three of our competitors' contracts in the domestic instant ticket business will expire, which we expect will become subject to a competitive bidding process, including a sizable contract in New Jersey. Also over the next 12 months, three of our competitors' contracts in the domestic online lottery business will expire, each of which we expect will become subject to a competitive bidding process, including a sizable contract in New York. We believe our technological expertise in the instant ticket business combined with our ability to provide revenue-enhancing cooperative services and licensed brand products will enhance our likelihood of success in these and other future bidding processes. We believe that our recent successful bids for online lottery contracts in Connecticut and Pennsylvania, coupled with our leadership position in the instant ticket lottery business, position us to leverage our long-term customer relationships with state lottery authorities. We intend to bid competitively for new contracts that we believe will achieve certain targets for return on investment.

    We believe the higher per capita wagering that our customers are able to realize with our games and terminals in the U.K. wide area gaming market will offer continued opportunities to expand our share of the bet shop business. We believe that our recent William Hill contract award to supply gaming machines to 548 of their betting shops, which will house up to 2,192 Global Draw terminals, is an example of one such opportunity. In addition, we believe that the public house business in the U.K. is only at the beginning of the transition from analog gaming to digital gaming, and that, given our technological capabilities, we are uniquely positioned to take advantage of the opportunities arising from this transition.

  •
  Develop new products in existing businesses.  We believe innovative products, such as multiplay electronic instant tickets, the new Wave™ terminal, and new games we are developing for the U.K. market will drive growth by attracting new lottery and gaming customers from both traditional and non-traditional venues. We intend to exploit the opportunities of our existing licensed brand products within the lottery and wide area gaming markets and to add new brands to our portfolio. We believe that development of new proprietary playing propositions in the online lottery business, such as Multi-hand Easy Win, our Monitor Game portfolio, the patent-pending Poker Slots instant win concept, and the Linked Games category with Wheel of Fortune®, which will be launched in 2009, will incrementally increase our customers' lottery sales and our revenues. Some of these proprietary products may have the potential to generate revenues from lotteries that are currently not our customers.

  •
  Increase sales in new markets.  We believe that growth opportunities for our lottery, wide area gaming and pari-mutuel businesses exist in international markets. The instant ticket market in China, for example, is in its early stages of development, with the China Sports Lottery generating sales at a current annual run rate of approximately $1.6 billion following its initial launch in March 2008. We continue to experience strong growth of instant ticket sales in Italy and the U.K., and many of the other European lotteries constitute target markets for us due to limited instant ticket market penetration and relatively low per capita instant ticket sales. This is particularly true in the German market where we have demonstrated the benefit of our innovative products and services to expand the instant ticket market. We are also currently pursuing opportunities in Spain, Greece, Turkey, Hungary and the Czech Republic. In Asia, online lotteries are continuing to grow and we are seeking to use our domestic and international experience to bid competitively for contracts when appropriate.

    In the wide area gaming market, we believe our success in the U.K. and in Mexico will provide us a competitive advantage as we pursue opportunities elsewhere, including Latin America, Central Europe and Asia.

    In our venue management business, we will continue to pursue opportunities to provide venue management services to Native American venues, in a manner similar to the services we perform for the Mohegan Sun Casino in Connecticut, and we plan to explore opportunities with casinos in the Caribbean.

  •
  Continued margin improvement through operating leverage and re-engineering.  We believe that the high fixed-cost nature of our online operations provides an opportunity for significant earnings growth. We are developing new online lottery games that we believe will generate incremental sales revenues. As these incremental sales require negligible additional materials or support, we expect that a large portion of the revenue we will derive as a percentage of these ticket sales will constitute gross profit. We continue to invest in new instant ticket production equipment to respond to market preferences and demand and to reduce our per ticket production costs. In our phone card operation, we have re-engineered the product in order to lower the production and packaging costs and to improve our margins. In the U.K. wide area gaming markets, we are leveraging the field support organization to expand its coverage to include machines in both pubs and betting shops. In our pari-mutuel business, we continue to centralize our totalisator wagering systems where permitted, thereby reducing the number of systems that we operate and lowering our operating costs. We continually re-evaluate our cost structure to improve our operating margins.

  •
  Make buttressing acquisitions.  We intend to continue to pursue strategic acquisitions to expand our product and service offerings. For example, our acquisitions of Global Draw and Games Media in 2006 provided us with new markets, innovative products and intellectual property, and the acquisition of Oberthur Gaming Technologies and related companies ("OGT") in 2007 provided us with new customers and intellectual property that we have also been marketing to our existing lottery customer base. We have successfully integrated our previous acquisitions and we believe that our management team has the expertise to identify and integrate future growth opportunities.

2008 Financing Transactions

         New credit facilities.    On June 9, 2008, the Issuer entered into new senior secured credit facilities with JPMorgan Chase Bank, N.A. and other financial institutions, which we refer to as our new credit facilities. These new credit facilities consist of a new $250 million senior secured revolving credit facility and a new $550 million senior secured term loan credit facility. We have used the proceeds of the new credit facilities to repay outstanding indebtedness under our credit facilities, which we refer to as our old credit facilities, governed by a credit agreement, dated as of December 23, 2004, among the Company, certain lenders and J.P. Morgan Chase Bank, N.A., as amended from time to time, and for general corporate purposes. For more information on our new credit facilities, see "Description of other indebtedness—New credit facilities."

         Senior subordinated note offering.    On June 11, 2008, we completed a private offering of $200 million aggregate principal amount of 7.875% Senior Subordinated Notes due 2016.

Corporate Information

        Our principal executive offices are located at 750 Lexington Avenue, 25th Floor, New York, New York 10022 and our telephone number is (212) 754-2233. We maintain a website on the Internet at http://www.scientificgames.com. Our website and the information it contains are not a part of this registration statement.

        Scientific Games International, Inc., a Delaware corporation, is an indirect 100%-owned subsidiary of Scientific Games Corporation. The Issuer's principal executive offices are located at 1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004, and its telephone number at that address is (770) 664-3700. The Issuer is our primary domestic operating company, through which our U.S. lottery and pari-mutuel wagering businesses are primarily conducted.

 THE NOTES

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that may be important for you. For a more complete description of the notes, see section of this prospectus entitled "Description of notes." Certain capitalized terms used below are defined under the caption "Description of notes—Certain definitions."

Issuer	Scientific Games International, Inc., a Delaware corporation and an indirect 100%-owned subsidiary of Scientific Games Corporation.
Securities offered	$200,000,000 in principal amount of 7.875% senior subordinated notes due 2016.
Maturity date	June 15, 2016.
Interest payment dates	June 15 and December 15 of each year, commencing December 15, 2008.
Optional redemption

The Issuer may redeem some or all of the notes at any time prior to June 15, 2012 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a "make-whole" premium. The Issuer may redeem some or all of the notes on or after June 15, 2012, at the redemption prices listed under "Description of notes—Redemption—Optional redemption," plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to June 15, 2011, the Issuer may redeem up to 35% of the initially outstanding aggregate principal amount of the notes at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds contributed to the capital of the Issuer from one or more equity offerings of the Company.

Regulatory redemption

The notes are subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See "Description of notes—Redemption—Regulatory redemption."

Guarantees	The notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company and each of its 100%-owned domestic subsidiaries (other than the Issuer).
Ranking	The notes are the Issuer's unsecured senior subordinated obligations and rank:
• junior in right of payment to all of the Issuer's existing and future senior indebtedness, including its indebtedness under our new credit facilities;
•

equal in right of payment with the Issuer's existing and future senior subordinated indebtedness, including its guarantee of our existing senior subordinated notes due 2012 and its guarantee of our convertible debentures due 2024;

•	senior in right of payment to any of the Issuer's future indebtedness that is expressly subordinated in right of payment to the notes; and
•	structurally junior in right of payment to all of the liabilities of any of the Company's other subsidiaries that do not guarantee the notes.
Similarly, the guarantee of each guarantor of the notes rank:
•	junior in right of payment to all of such guarantor's existing and future senior indebtedness, including its guarantee of indebtedness under our new credit facilities;
•

equal in right of payment with existing and future senior subordinated indebtedness of such guarantor, including (in the case of the Company) the 2004 notes and the convertible debentures and (in the case of each of the other guarantors) its guarantee of the 2004 notes and the convertible debentures;

•	senior in right of payment to any future indebtedness of such guarantor that is expressly subordinated in right of payment to its guarantee of the notes; and
•	structurally junior in right of payment to all of the liabilities of any subsidiary of such guarantor if that subsidiary does not guarantee the notes.

As of September 30, 2008, which includes (i) the initial sale of the notes, (ii) the entrance into and initial borrowings under our new credit facilities, (iii) the repayment of all amounts under and termination of our old credit facilities and (iv) payment of related fees and expenses (collectively, the "Transactions"):

•

the Issuer's senior indebtedness was approximately $618.8 million, including approximately $71.6 million of outstanding letters of credit, all of which was secured senior indebtedness under our new credit facilities, and the Issuer had approximately $178.4 million of additional availability under our new credit facilities (all of which was secured);

•

the senior indebtedness of the Company and the subsidiary guarantors of the notes was approximately $205.0 million in the form of outstanding surety bonds (excluding their obligations as guarantors of the Issuer's obligations under our new credit facilities);

•	the Issuer and the guarantors had approximately $473.8 million of other senior subordinated indebtedness outstanding, consisting entirely of the 2004 notes and the convertible debentures; and

	•	our subsidiaries who are not guaranteeing the notes had outstanding total third-party liabilities of approximately $180.0 million, including trade payables.

In addition to our indebtedness, we estimate that, pursuant to our contractual obligations in connection with the acquisition of Global Draw, an earn-out of approximately $100.0 million may be payable in 2009.

Change of control

If we experience a change of control, the Issuer will be required to repurchase the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the purchase date. See "Description of notes—Change of control."

Certain covenants	The indenture governing the notes contains certain covenants which, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur indebtedness;
	•	pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments;
	•	sell assets, including capital stock of the restricted subsidiaries;
	•	agree to payment restrictions affecting restricted subsidiaries;
	•	enter into transactions with our affiliates; and
	•	merge, consolidate or sell substantially all of the Company's or the Issuer's assets.
These covenants are subject to important exceptions and qualifications described under the heading "Description of notes—Certain covenants."
Use of Proceeds	We will not receive any of the proceeds from the sale by the selling noteholders of their notes.
Registration Rights

We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act, relating to the resale of the notes. We will use our reasonable best efforts to keep the shelf registration statement continuously effective until the first anniversary of the date it becomes effective.

DTC eligibility

The notes were issued in fully registered book-entry form and are represented by permanent global notes. Global notes were deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, referred to as DTC in this prospectus, in New York, New York. Beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in the global note may not be exchanged for certificated notes, except in limited circumstances described in this prospectus. See "Book-Entry Settlement and Clearance."

Trading

The notes sold in the initial private placement are eligible for trading on PORTALSM. The notes sold using this prospectus, however, will no longer be eligible for trading on PORTALSM. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Certain U.S. federal income tax consequences	See "Certain U.S. Federal Income Tax Consequences" for a discussion of the tax considerations applicable to the purchase and ownership of the notes.
Risk factors

Investment in the notes involves certain risks. You should carefully consider the information under "Risk factors" and all other information included or incorporated by reference in this prospectus before investing in the notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the years ended December 31, 2003, 2004, 2005, 2006 and 2007 and the nine months ended September 30, 2008 are set forth in the table below. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings (loss) before income tax expense (benefit) plus fixed charges, and "fixed charges" consist of interest expense, including amortization of deferred financing costs, plus one-third of rental expense (this portion is considered to be representative of the interest factor).

	Years Ended December 31,					Nine months ended September 30,
	2003	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	3.6x	3.8x	4.4x	2.7x	1.8x	2.1x

 RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information contained in and incorporated by reference into this prospectus before making a decision to invest in our notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. As a result, you could lose part or all of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risk factors relating to our business

We operate in highly competitive industries and our success depends on our ability to effectively compete with numerous domestic and foreign businesses.

        We face competition from a number of domestic and foreign businesses, some of which have substantially greater financial resources than we do, which could impact our ability to win new contracts and renew existing contracts. We continue to operate in a period of intense price-based competition, which could affect the number and the profitability of the contracts we do win.

        Contract awards by lottery authorities are sometimes challenged by unsuccessful bidders, which can result in protracted legal proceedings that can result in delayed implementation or cancellation of the award. In addition, the domestic lottery market has matured such that the number of states conducting lotteries is unlikely to increase in the near-term.

        We believe our principal competitors in the instant ticket lottery business are seeking to increase their production capacity, which could increase pricing pressures in the instant ticket business and adversely affect our ability to win or renew instant ticket contracts or reduce the profitability of instant ticket contracts that we do win. Our domestic U.S. instant ticket business could also be adversely affected should additional foreign competitors in Canada or Mexico export their lottery products to the United States or should other foreign competitors establish printing facilities in the United States, Canada or Mexico to supply the U.S. market.

        We also face increased price competition in the online lottery market from our two principal competitors. In late 2007 and in 2008 the lottery authorities in South Carolina, West Virginia and South Dakota awarded new online lottery contracts to other vendors. Our existing online contracts with the South Carolina, West Virginia and South Dakota lotteries terminate on November 15, 2008, April 4, 2009 and August 2, 2009, respectively. We also compete in the international instant ticket lottery market with low-price, low-quality printers in a regulated environment where competition laws are being reinterpreted so as to create competition from non-traditional lottery vendors and products.

        Mexico's Federal Competition Commission has launched an investigation into possible anti-competitive practices in the country's lottery market. Neither the Company nor its customer is a subject of this investigation. The investigation is focused on whether distribution agreements and other contracts provide a competitive advantage to one of the market participants. The Company anticipates a favorable outcome of this investigation that would create improved market conditions and positively affect profitability of the Company's lottery business in Mexico. In the absence of a positive effect, the Company might have to write-down some or all of the $53 million USD capital invested in the lottery system there.

        Pricing pressures and potential privatization of some lotteries may also change the manner in which online and instant ticket contracts are awarded and the profitability of those contracts. Any future success of our lottery business will also depend, in part, on the success of the lottery industry in attracting and retaining players in the face of increased competition for these players' entertainment dollars, as well as our own success in developing innovative products and systems to achieve this goal. Our failure to achieve this goal could reduce revenues from our lottery operations.

        We also operate in competitive markets in other parts of our business. Our pari-mutuel business faces competition from other operators, other gaming venues such as casinos and state-sponsored lotteries and other forms of legal and illegal gaming. The market for pari-mutuel wagering has seen declines over a period of years and the continuing popularity of horse and dog racing is important to the operating results of our pari-mutuel business. Our other gaming-related businesses face competition from other vendors and illegal operators, as well as changes in law and regulation that can affect our future profitability. In our prepaid phone card business, we are operating in a period of intense price-based competition, which may continue to negatively affect our operating margins. Moreover, the cellular telephone industry is undergoing technological changes such that other technologies, including electronic commerce, could impact our growth opportunities and our customer relationships.

Our business is subject to evolving technology.

        The markets for all of our products and services are affected by changing technology, new legislation and evolving industry standards. Our ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services on a timely basis will be a significant factor in our ability to expand, remain competitive, attract new customers and retain existing contracts.

        We can give no assurance that we will achieve the necessary technological advances or have the financial resources needed to introduce new products or services on a timely basis or that we will otherwise have the ability to compete effectively in the markets we serve.

We are heavily dependent on our ability to renew our long-term contracts with our customers and we could lose substantial revenue and profits if we are unable to renew certain of our contracts.

        Generally, our contracts are for initial terms of one to five years, with optional renewal periods. Upon the expiration of a contract, including any extensions thereof, new contracts may be awarded through a competitive bidding process. In late 2007 and in 2008, the lottery authorities in South Carolina, West Virginia and South Dakota awarded new online lottery contracts to other vendors. Our revenues from our existing online contracts for South Carolina, West Virginia and South Dakota represented approximately $17.9 million, or 2%, of our total 2007 revenues. Excluding these contracts, 36% of our online lottery contracts will expire during the next three years and contracts representing a substantial majority of our annual revenues from instant ticket lottery contracts (including our contract with CLN, our largest customer, which will expire in 2010) are scheduled to expire or reach optional extension dates during the next three years. Contracts accounting for a majority of our current annual pari-mutuel revenues are scheduled to expire during the next five years. Contracts accounting for a majority of our wide area gaming revenues are scheduled to expire beginning in 2010.

        We are also required by certain of our lottery customers to provide surety or performance bonds. There can be no assurance that we will continue to be able to obtain surety or performance bonds on commercially reasonable terms or at all. Our inability to provide such bonds would materially and adversely affect our ability to renew existing, or obtain new, lottery contracts.

        There can be no assurance that our current contracts will be extended or that we will be awarded new contracts as a result of competitive bidding processes in the future. The termination, expiration or failure to renew one or more of our contracts could cause us to lose substantial revenue and profits, which could have an adverse effect on our ability to win or renew other contracts or pursue acquisitions or other growth initiatives.

Our ability to bid on new contracts is dependent upon our ability to fund required up-front capital expenditures through our cash from operations or through financings.

        Our online lottery, wide area gaming and pari-mutuel contracts generally require significant up-front capital expenditures for terminal assembly, software customization and implementation, systems and equipment installation and telecommunications configuration. Historically, we have funded these up-front costs through cash flows generated from operations, available cash on hand and borrowings under our credit facilities. Our ability to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing at commercially acceptable terms to finance the initial up-front costs. If we do not have adequate liquidity or are unable to obtain financing for these up-front costs on favorable terms or at all, we may not be able to bid on certain contracts, which could restrict our ability to grow and have a material adverse effect on our results of operations.

Our business depends on the protection of our intellectual property and proprietary information.

        We believe that our success depends, in part, on protecting our intellectual property in the United States and in foreign countries. Our intellectual property includes certain patents and trademarks relating to our instant ticket games and wagering systems, as well as proprietary or confidential information that is not subject to patent or similar protection. Our intellectual property protects the integrity of our games, systems, products and services, which is a core value of the industries in which we operate. For example, our intellectual property is designed to ensure the security of the printing of our instant lottery tickets and prepaid phone cards and provide simple and secure validation of our lottery tickets. Competitors may independently develop similar or superior products, software, systems or business models. In cases where our intellectual property is not protected by an enforceable patent, such independent development may result in a significant diminution in the value of our intellectual property.

        There can be no assurance that we will be able to protect our intellectual property. We enter into confidentiality or license agreements with our employees, vendors, consultants, and, to the extent legally permissible, our customers, and generally control access to, and the distribution of, our game designs, systems and other software documentation and other proprietary information, as well as the designs, systems and other software documentation and other information we license from others. Despite our efforts to protect these proprietary rights, unauthorized parties may try to copy our gaming products, business models or systems, use certain of our confidential information to develop competing products, or develop independently or otherwise obtain and use our gaming products or technology, any of which could have a material adverse effect on our business. Policing unauthorized use of our technology is difficult and expensive, particularly because of the global nature of our operations. The laws of other countries may not adequately protect our intellectual property.

        There can be no assurance that our business activities, games, products and systems will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. Any such claim and any resulting litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights, distract management, and/or require us to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to us, or may not be available at all. In the future, we may also need to file lawsuits to defend the validity of our intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.

        We rely on products and technologies that we license from third parties. There can be no assurance that these third-party licenses, or the support for such licenses, will continue to be available to us on commercially reasonable terms, if at all.

Our business competes on the basis of the security and integrity of our systems and products.

        We believe that our success depends, in part, on providing secure products and systems to our vendors and customers. Attempts to penetrate security measures may come from various combinations of customers, retailers, vendors, employees and others. Our ability to monitor and ensure quality of our products is periodically reviewed and enhanced. Similarly, we constantly assess the adequacy of our security systems to protect against any material loss to any of our customers and the integrity of the product to end-users. There can be no assurance that our business will not be affected by a security breach or lapse, which could have a material adverse impact on our results of operations, business or prospects.

Our industry is subject to strict government regulations that may limit our existing operations and have a negative impact on our ability to grow.

        In the United States and many other countries, lotteries, pari-mutuel and other forms of wagering must be expressly authorized by law. Once authorized, such activities are subject to extensive and evolving governmental regulation. Moreover, such gaming regulatory requirements vary from jurisdiction to jurisdiction. Therefore, we are subject to a wide range of complex gaming laws and regulations in the jurisdictions in which we are licensed. Most jurisdictions require that we be licensed, that our key personnel and certain of our security holders be found suitable or be licensed, and that our products be reviewed and approved before placement. If a license, approval or finding of suitability is required by a regulatory authority and we fail to seek or do not receive the necessary approval, license or finding of suitability, then we may be prohibited from distributing our products for use in the particular jurisdiction.

        The regulatory environment in any particular jurisdiction may change in the future, and any such change could have a material adverse effect on our results of operations, business or prospects. Moreover, there can be no assurance that the operation of lotteries, pari-mutuel wagering facilities, video gaming industry machines, Internet gaming or other forms of lottery or wagering systems will be approved by additional jurisdictions or that those jurisdictions in which these activities are currently permitted will continue to permit such activities. Although we believe that we have developed procedures and policies designed to comply with the requirements of evolving laws, including Great Britain's Gambling Act of 2005, the substantive provisions of which took effect in September 2007, there can be no assurance that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or even institute enforcement proceedings.

        Moreover, in addition to the risk of enforcement action, we are also at risk of loss of business reputation in the event of any potential legal or regulatory investigation whether or not we are ultimately accused of or found to have committed any violation. For example, a software glitch affecting a type of wager known as "Quick Pick" offered on certain of our pari-mutuel wagering terminals recently received press reports. The California Horse Racing Board ("CHRB") conducted an investigation and found no intentional misconduct or effort to conceal the error from the public. This investigation concluded with a settlement agreement between CHRB and our subsidiary, Scientific Games Racing, LLC ("SGR"). As part of the settlement, SGR reimbursed the CHRB $50,000 for the costs of its investigation and agreed to make a voluntary payment of $150,000 to racing related charities. Subsequently, two purported class actions relating to the Quick Pick wager were filed against the Company, the Issuer and SGR. Angel Romero filed one suit on behalf of himself and a class of similarly situated individuals in Superior Court of Los Angeles, Case No. BC-391885 (including claims against additional John Doe Defendants 1-20) on June 2, 2008. On August 5, 2008, Jerry Jamgotchian,

individually and on behalf of all others similarly situated in California, Connecticut, Delaware, Indiana, Iowa, Louisiana, Maryland, Michigan, New York, New Jersey, Ohio, Pennsylvania, Texas or Wisconsin, brought a federal class action in the Central District of California, Case No. CV 08-05121 (including claims against additional John Doe Defendants 1-20). On October 22, 2008, the plaintiff in Romero moved to dismiss the state suit, which motion was granted on October 23, 2008. On October 22, 2008, the Court granted our Motion to Dismiss the federal case, without leave to refile.

        We are required to obtain and maintain licenses from various state and local jurisdictions in order to operate certain aspects of our pari-mutuel business and we are subject to extensive background investigations and suitability standards in our lottery business. We also will become subject to regulation in any other jurisdiction where our customers operate in the future. There can be no assurance that we will be able to obtain new licenses or renew any of our existing licenses, and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our results of operations, business or prospects. Lottery authorities generally conduct background investigations of the winning vendor and its employees prior to and after the award of a lottery contract. Generally, regulatory authorities have broad discretion when granting, renewing or revoking these approvals and licenses. Lottery authorities with which we do business may require the removal of any of our employees deemed to be unsuitable and are generally empowered to disqualify us from receiving a lottery contract or operating a lottery system as a result of any such investigation. Our failure, or the failure of any of our key personnel, systems or machines, in obtaining or retaining a required license or approval in one jurisdiction could negatively impact our ability (or the ability of any of our key personnel, systems or gaming machines) to obtain or retain required licenses and approvals in other jurisdictions. The failure to obtain or retain a required license or approval in any jurisdiction would decrease the geographic areas where we may operate and generate revenues, decrease our share in the gaming marketplace and put us at a disadvantage compared with our competitors.

        Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of our equity securities. The failure of these beneficial owners to submit to such background checks and provide required disclosure could jeopardize the award of a lottery contract to us or provide grounds for termination of an existing lottery contract. Additional restrictions are often imposed by international jurisdictions in which we market our lottery systems on foreign corporations, such as us, seeking to do business in such jurisdictions. In light of these regulations and the potential impact on our business, in 2007, the Board of Directors and our stockholders adopted an amendment to our restated certificate of incorporation that allows for the restriction of stock ownership by persons or entities who fail to comply with informational or other regulatory requirements under applicable gaming law, who are found unsuitable to hold our stock by gaming authorities or whose stock ownership adversely affect our ability to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority. The licensing procedures and background investigations of the authorities that regulate our businesses and the amendment may inhibit potential investors from becoming significant stockholders or inhibit existing shareholders from retaining or increasing their ownership.

        We have developed and implemented an internal compliance program in an effort to ensure that we comply with legal requirements imposed in connection with our wagering-related activities, as well as legal requirements generally applicable to all publicly traded corporations. The compliance program is run on a day-to-day basis by our Chief Compliance Officer with legal advice provided by our General Counsel and outside experts. The compliance program is overseen by the Compliance Committee of our Board of Directors, consisting of three outside directors. While we are firmly committed to full compliance with all applicable laws, there can be no assurance that such steps will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine or suspension or revocation of one or more of our licenses.

Gaming opponents persist in their efforts to curtail the expansion of legalized gaming, which, if successful, could limit our existing operations.

        Legalized gaming is subject to opposition from gaming opponents. There can be no assurance that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where these activities are presently prohibited or prohibiting or limiting the expansion of gaming where it is currently permitted, in either case to the detriment of our business, financial condition, results and prospects.

Our ability to complete future acquisitions of gaming and related businesses and integrate those businesses successfully could limit our future growth.

        Part of our corporate strategy is to continue to pursue expansion and acquisition opportunities in gaming and related businesses, such as our acquisition of certain assets of EssNet AB ("EssNet") and our acquisitions of Global Draw and Games Media in 2006 and our acquisition of OGT in 2007, and we could face significant challenges in managing and integrating the expanded or combined operations, including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that we will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. Our ability to succeed in implementing our strategy will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt our ongoing business and distract management from other responsibilities.

Our revenues fluctuate due to seasonal, weather and other variations and you should not rely upon our periodic operating results as indications of future performance.

        Our pari-mutuel service revenues are subject to seasonal and weather variations. The first and fourth quarters of the calendar year traditionally comprise the weakest period for our pari-mutuel wagering service revenue. As a result of inclement weather during the winter months, a number of racetracks do not operate and those that do operate often experience missed racing days. Additionally, the fourth quarter is the weakest quarter for Global Draw due to reduced wagering during the holiday season. This adversely affects the amounts wagered and our corresponding service revenues. Wagering equipment sales and software license revenues usually reflect a limited number of large transactions, which may not recur on an annual basis. Consequently, revenues and operating results can vary substantially from period to period as a result of the timing of revenue recognition for major equipment sales and software license revenue. In addition, instant ticket and prepaid phone card sales may vary depending on the season and timing of contract awards, changes in customer budgets, ticket inventory levels, lottery retail sales and general economic conditions.

        Our business could also be impacted by natural or man-made disasters such as Hurricane Katrina or the terrorist attack in New York on September 11, 2001. Although we have taken steps to have disaster recovery plans in place, there can be no assurance that such an event would not have a significant impact on our business.

We are dependent on our suppliers and contract manufacturers, and any failure of these parties to meet our performance and quality standards or requirements could cause us to incur additional costs or lose customers.

        Our production of instant lottery tickets and prepaid phone cards, in particular, depends upon a continuous supply of raw materials, supplies, power and natural resources. Our operating results could be adversely affected by an interruption or cessation in the supply of these items or a serious quality assurance lapse.

        We transmit certain wagering data utilizing satellite transponders, generally pursuant to long-term contracts. The technical failure of any of these satellites would require us to obtain other communication services, including other satellite access. In some cases, we employ backup systems to limit our exposure in the event of such a failure. There can be no assurance of access to such other satellites or, if available, the ability to obtain the use of such other satellites on favorable terms or in a timely manner. While satellite failures are infrequent, the operation of satellites is outside of our control.

        Our contracts for the broadcast of signals are usually one-year contracts. Because of competitive and other factors, we cannot provide assurance that these broadcast contracts will be renewed. Elimination of our access to racing broadcast signals could have a material adverse affect on racing revenue as well as our ability to expand the business into new markets.

        In addition, our Global Draw business has entered into a number of significant contracts whose performance depends upon our third-party suppliers delivering equipment on schedule for Global Draw to meet its contract commitments. Failure of the suppliers to meet their delivery commitments could result in Global Draw being in breach of and subsequently losing those contracts, which loss could have a material adverse affect on our results of operations.

We have foreign operations, which subjects us to additional risks.

        We are a global business and derive a substantial and growing portion of our revenue from operations outside the United States. In fiscal year ended December 31, 2007, we derived approximately 45% of our total revenues from our operations outside of the United States. Our operations in foreign markets subjects us to risks customarily associated with such operations, including:

  •
  foreign withholding taxes on our subsidiaries' earnings that could reduce cash flow available to meet our required debt service and our other obligations;

  •
  the complexity of foreign laws, regulations and markets;

  •
  the impact of foreign labor laws and disputes;

  •
  other economic, tax and regulatory policies of local governments; and

  •
  the ability to attract and retain key personnel in foreign jurisdictions.

        Our consolidated financial results are significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than U.S. dollars and from the translation of foreign currency balance sheet accounts into U.S. dollar-denominated balance sheet accounts. We are exposed to currency exchange rate fluctuations because a significant portion of our revenues is denominated in currencies other than the U.S. dollar, particularly the British pound sterling and the Euro. Exchange rate fluctuations have in the past adversely affected our operating results and cash flows and may adversely affect our results of operations and cash flows and the value of our assets outside the United States in the future.

        In addition, our ability to expand successfully in foreign markets involves other risks, including difficulties in integrating our foreign operations, risks associated with entering markets in which we may have little experience and the day-to-day management of a growing and increasingly geographically diverse company. Our investment in foreign markets often entails entering into joint ventures or other business relationships with locally based entities, which can involve additional risks arising from our lack of sole decision-making authority, our reliance on a partner's financial condition, inconsistency between our business interests or goals and those of our partners and disputes between us and our partners. In particular, our investment in CLN is a minority investment in an Italian consortium whose largest equity holder is Lottomatica S.p.A, an Italian entity, and we do not control decisions relating to the governance of the consortium, including with respect to the distribution of its cash earnings.

        We may not realize the operating efficiencies, market position or financial results that we anticipate from our investments in foreign markets and our failure to effectively manage the above risks associated with our operations in foreign markets could have a material adverse effect on our results of operations, business or prospects.

We recognize significant earnings from our cooperative investment in CLN but we do not control distributions of its cash.

        We are a 20% equity owner in CLN, the income from which we account for under the equity method of accounting. Our investment in the consortium resulted in a significant portion of our income in 2007. For the year ended December 31, 2007, we recorded income of approximately $37.7 million attributable to our interest in CLN. For the nine months ended September 30, 2008, we recorded income of approximately $43.0 million attributable to our interest in CLN. Our investment in CLN is a minority investment and we do not control decisions relating to the distribution of its cash earnings. Lottomatica S.p.A., which owns one of our principal competitors, has a 63% interest in the consortium. If the consortium does not distribute earnings to equityholders we may record significant income attributable to our interest in the consortium but will not receive commensurate cash flow. Any inability to access cash earned by the consortium could adversely affect our ability to pay our debt obligations when they become due and payable.

Certain holders of our common stock exert significant influence over the Company and may make decisions that conflict with the interests of our creditors.

        In August 2004, MacAndrews & Forbes Holdings Inc. was issued approximately 25% of our outstanding common stock in connection with its conversion of our then outstanding Series A Convertible Preferred Stock. According to a Form 4 filed with the SEC on January 4, 2008, this holder beneficially owns 25,985,737 shares of our common stock, or approximately 28% of our currently outstanding common stock. Such holder is entitled to appoint up to four members of our Board of Directors under a stockholders' agreement with us, as supplemented, which we originally entered into with holders of the Series A Convertible Preferred Stock, and certain actions of the Company require the approval of such holder. As a result, this holder has the ability to exert significant influence over our business and may make decisions with which our creditors may disagree. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with your interests as a noteholder. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes.

If certain of our key personnel leave us, our business will be significantly adversely affected.

        We depend on the continued performance of A. Lorne Weil, our Chairman and Chief Executive Officer, and the members of our senior management team. Mr. Weil has extensive experience in the lottery and pari-mutuel businesses and has contributed significantly to the growth of our business. Although he will be relinquishing his position as Chief Executive Officer as of January 1, 2009, he has notified us that he will continue in his role as Chairman through the end of his employment term. In his capacity as Chairman, Mr. Weil will continue to focus on overall strategic and organizational guidance, mergers and acquisitions, new business development and maintaining contacts with key customers and other business partners. Mr. Weil has an employment contract with us through 2011. If we lose the services of Mr. Weil or any of our other senior officers and cannot find suitable replacements for such persons in a timely manner, it could have a material adverse effect on our business.

We could incur costs in the event of violations of or liabilities under environmental laws.

        Our operations and real properties are subject to U.S. and foreign environmental laws and regulations, including those relating to air emissions, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur costs, including cleanup costs, fines or penalties, and third-party claims as a result of violations of or liabilities under environmental laws. Some of our operations require environmental permits and controls to prevent or reduce environmental pollution, and these permits are subject to review, renewal and modification by issuing authorities. We believe that our operations are currently in substantial compliance with all environmental laws, regulations and permits and have not historically incurred material costs for noncompliance with, or liabilities under, these requirements.

Failure to perform under our lottery contracts may result in litigation, substantial monetary liquidated damages and contract termination.

        Our business subjects us to contract penalties and risks of litigation, including due to potential allegations that we have not fully performed under our contracts or that goods or services we supply are defective in some respect. Litigation is pending in Colombia arising out of the termination of certain Colombian lottery contracts in 1993. An agency of the Colombian government has asserted claims against certain parties, including the Issuer, which owned a minority interest in the former operator of the Colombian national lottery. The claims are for, among other things, contract penalties, interest and the costs of a bond issued by a Colombian surety. For additional information regarding this litigation see "Item 3—Legal Proceedings" included in our Annual Report filed on Form 10-K. Although we believe that any potential losses arising from this litigation will not result in a material adverse effect on our consolidated financial position or results of operations, we cannot predict the final outcome, and there can be no assurance that this litigation will not be finally resolved adversely to us or result in material liability.

        In addition, our lottery contracts typically permit a lottery authority to terminate the contract at any time for material failure to perform, other specified reasons and, in many cases, for no reason at all. Lottery contracts to which we are a party also frequently contain exacting implementation schedules and performance requirements and the failure to meet these schedules and requirements may result in substantial monetary liquidated damages, as well as possible contract termination. We are also required by certain of our lottery customers to provide surety or performance bonds. We have paid or incurred liquidated damages under our lottery contracts and material amounts of liquidated damages could be imposed on us in the future, which could, if imposed, have a material adverse effect on our results of operations, business or prospects.

Labor disputes may have an adverse effect on our operations.

        Though we have increasingly automated our pari-mutuel field operations and created two hub centers, we have union employees in our pari-mutuel field operations in the United States and Canada. We collectively bargain with the labor unions that represent these employees. The current collective bargaining agreement representing the majority of our union employees in our pari-mutuel field operations in the United States expires October 20, 2009. Another collective bargaining agreement relating to our Canadian racing operations has been extended through October 20, 2009. Notwithstanding these contracts, if we were to experience a union strike or work stoppage, it would be difficult to find sufficient replacement employees with the proper skills. Certain of our other employees are represented by unions, including certain employees at our printing facilities in Australia, Canada, Chile and United Kingdom and at one of our Connecticut OTB locations. There can be no assurance that we will not encounter any conflicts or strikes with any labor union that represents our employees, which could have an adverse effect on our business or results of operations, could cause us to lose customers or could cause our customers' operations to be affected and might have permanent effects on our business.

Risk factors relating to the notes

Our indebtedness could make it more difficult to pay our debts, divert our cash flow from operations for debt payments, limit our ability to borrow funds and increase our vulnerability to general adverse economic and industry conditions.

        On June 9, 2008, we entered into new senior secured credit facilities. These new credit facilities consist of a new $250 million senior secured revolving credit facility and a new $550 million senior secured term loan credit facility. We have used the proceeds of the new credit facilities to repay outstanding indebtedness under our old credit facilities and for general corporate purposes. As of September 30, 2008, which includes consummation of the Transactions, we had total debt of approximately $1,271.1 million, or approximately 64% of our total capitalization. Our debt service obligations with respect to this new debt could have an adverse impact on our earnings and cash flow for as long as the indebtedness is outstanding.

        Our indebtedness could have important consequences to holders of our notes. For example, it could:

  •
  make it more difficult to pay our debts, including payments on the notes, as they become due during general negative economic and market industry conditions because if our revenues decrease due to general economic or industry conditions, we may not have sufficient cash flow from operations to make our scheduled debt payments;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and, consequently, place us at a competitive disadvantage to our competitors with less debt;

  •
  require a substantial portion of our cash flow from operations for debt payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  make us more highly leveraged than some of our competitors, which could place us at a competitive disadvantage; and

  •
  limit our ability to borrow additional funds.

Despite our current levels of debt, we may still incur more debt and increase the risks described above.

        We may be able to incur significant additional indebtedness in the future. For example, as of September 30, 2008, which includes consummation of the Transactions, there was $178.4 million of additional availability under the new revolving credit facility. If we add new debt to our current debt levels, the related risks that we now face could intensify, making it less likely that we will be able to fulfill our obligations to holders of the notes.

Under the indenture that governs the notes offered hereby, we had the capacity to make certain payments, including dividends, of up to approximately $217.0 million as of September 30, 2008.

        The indenture that governs the notes offered hereby limits our ability to make certain payments, including dividends or distributions in respect of shares of our capital stock, the purchase, redemption, or retirement of any equity interests, and restricted investments. However, these limitations are based on a calculation of our net income, equity issuances, receipt of capital contributions and return on certain investments since September 30, 2004, rather than since the date of issuance of the notes. Accordingly, as of September 30, 2008, we had the capacity to make certain payments of up to approximately $217.0 million (a portion of which is available only upon achievement of a minimum fixed charge coverage test) under the indenture that governs the notes offered hereby (in addition to certain permitted investments). See "Description of notes—Covenants—Limitation on restricted payments."

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under our new credit facilities to service our indebtedness and meet our other cash needs. These obligations require a significant amount of cash.

        Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that our future cash flow, cash on hand or available borrowings will be sufficient to meet our obligations and commitments. In addition to our indebtedness, we estimate that, pursuant to our contractual obligations in connection with the acquisition of Global Draw, an earn-out of approximately $100.0 million may be payable in 2009. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements, including the indenture and the new credit facilities, contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. See "Description of other indebtedness" and "Description of notes."

Our new credit facilities and the indentures governing the notes, the convertible debentures and our 2004 notes impose certain restrictions. Failure to comply with any of these restrictions could result in acceleration of our debt. Were this to occur, we would not have sufficient cash to pay our accelerated indebtedness.

        The operating and financial restrictions and covenants in our debt agreements, including the new credit facilities and the indentures governing the notes, the convertible debentures and the 2004 notes, may adversely affect our ability to finance future operations or capital needs or to engage in new business activities. The new credit facilities and/or the indentures restrict our ability to, among other things:

  •
  declare dividends or redeem or repurchase capital stock;

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  prepay, redeem or purchase other debt;

  •
  incur liens;

  •
  make loans, guarantees, acquisitions and investments;

  •
  incur additional indebtedness;

  •
  engage in sale and leaseback transactions;

  •
  amend or otherwise alter debt and other material agreements;

  •
  make capital expenditures;

  •
  engage in mergers, acquisitions or asset sales;

  •
  transact with affiliates; and

  •
  alter the business we conduct.

        In addition, the new credit facilities require us to maintain certain financial ratios. As a result of these covenants, we will be limited in the manner in which we can conduct our business, and may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. A failure to comply with the restrictions contained in the new credit facilities or the indentures, or to maintain the financial ratios required by the new credit facilities, could lead to an event of default which could result in an acceleration of the indebtedness. We cannot assure you that our future operating results will be sufficient to enable compliance with the covenants in the new credit facilities, the indentures or other indebtedness or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See "Description of other indebtedness" and "Description of notes."

The holders of our convertible debentures have the right to require us to repurchase some or all of their convertible debentures in June 2010, and our 2004 notes will mature in December 2012. The maturity of our new credit facilities will be accelerated to March 2010 or September 2012, respectively, if certain conditions related to the convertible debentures or 2004 notes, as applicable, are not satisfied.

        Under the terms of our convertible debentures, the holders of the convertible debentures may require us to repurchase some or all of their debentures for cash on June 1, 2010 at a repurchase price equal to 100% of the principal amount of the debentures being repurchased, plus accrued and unpaid interest. In connection with that repurchase right, the terms of our new credit facilities provide that the new term loan facility and new revolving credit facility will both mature on March 1, 2010, unless one of the following conditions is met:

  •
  the right of holders of the convertible debentures to require the repurchase of their convertible debentures is eliminated;

  •
  the convertible debentures are refinanced, redeemed or defeased (or a trust or escrow is established, on terms reasonably satisfactory to the administrative agent under the new credit facilities, for purposes of and in an amount sufficient to discharge all payment obligations with respect to the convertible debentures); or

  •
  the sum of the aggregate unused and available revolving facility commitments plus our unrestricted cash is not less than the sum of the principal amount of convertible debentures then outstanding plus $50 million.

        If none of these conditions is met as of December 31, 2009, the amount of indebtedness outstanding under the new term loan facility and any amount outstanding under the new revolving credit facility may be classified as current debt on our balance sheet, which could lead to a "going concern" qualification from our independent auditors in their audit report on our 2009 consolidated financial statements. Under the terms of the new credit facilities, delivery of an audit report containing a "going concern" qualification would, if not cured within 30 days, constitute an event of default and could, if not waived by the lenders, result in acceleration of all outstanding indebtedness under the new facilities.

        In addition, our 2004 notes mature on December 15, 2012. In connection with the anticipated maturity of the 2004 notes, the terms of our new credit facilities provide that the new term loan facility and new revolving credit facility will both mature on September 15, 2012, unless one of the following conditions is met:

  •
  the 2004 notes are refinanced, redeemed or defeased (or a trust or escrow is established, on terms and conditions reasonably satisfactory to the administrative agent, for purposes of and in an amount sufficient to discharge the 2004 notes); or

  •
  the sum of the aggregate unused and available revolving facility commitments plus our unrestricted cash is not less than the sum of the principal amount of the 2004 notes then outstanding plus $50 million.

        If none of these conditions is met as of December 31, 2011, the amount of indebtedness outstanding under the new term loan facility and any amount outstanding under the new revolving credit facility may be classified as current debt on our balance sheet, which could lead to a "going concern" qualification from our independent auditors in their audit report on our 2011 consolidated financial statements. Under the terms of the new credit facilities, delivery of an audit report containing a "going concern" qualification would, if not cured within 30 days, constitute an event of default and could, if not waived by the lenders, result in acceleration of all outstanding indebtedness under the new facilities.

        We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to satisfy the conditions set forth above or to repay any accelerated indebtedness under our new credit facilities or, even if we obtain a waiver from our lenders under our new credit facilities, to repurchase the convertible debentures in 2010 or such later date as such repurchase may be required, or to repay the 2004 notes in 2012.

The notes are not secured by any of our assets. However, our new credit facilities are secured and, therefore, our bank lenders have a prior claim on our and certain of our subsidiaries' assets.

        The notes are not secured by any of our assets. However, our new credit facilities are secured by a pledge of the Company's and its existing and future domestic subsidiaries' assets (including those of the Issuer), including 65% of the stock of existing and future first-tier foreign subsidiaries directly held by the Company or its domestic subsidiaries (including the Issuer). If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders under our new credit facilities have a prior claim on certain of the Company's, the Issuer's, and the subsidiary guarantors' assets. Because the notes are not secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full. In addition, the terms of the notes allow us to secure significant amounts of additional debt with our assets, all of which would be senior to the notes.

Your right to receive payments on the notes is subordinated to the Issuer's senior debt and the senior debt of the guarantors.

        Payment on the notes will be subordinated in right of payment to all of the Issuer's and the guarantors' senior debt, including obligations under the new credit facilities. As a result, upon any distribution to the Issuer's or the guarantors' creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer or the guarantors or its or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes. In these cases, sufficient funds may not be available to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. See "Description of notes—Ranking." In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for limited periods in the event of certain nonpayment defaults on our new credit facilities.

        As of September 30, 2008, which includes consummation of the Transactions, the notes and the guarantees of the notes were subordinated to approximately $873.9 million of senior indebtedness, including $71.6 million of outstanding letters of credit of the Issuer and the guarantors and

$205.0 million in outstanding surety bonds. We will be permitted to incur additional indebtedness, including senior debt, in the future under the terms of the indentures covering the notes and the 2004 notes.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of the Issuer's and the guarantors' senior subordinated indebtedness in the assets remaining after the Issuer and the guarantors have paid all of their senior debt.

The Issuer will rely in part on its subsidiaries and the other subsidiaries of the Company for funds necessary to meet its financial obligations, including the notes.

        We conduct a significant portion of our activities through subsidiaries other than the Issuer. The Issuer will depend in part on those subsidiaries for dividends and other payments to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on the notes. We cannot assure you that the earnings from, or other available assets of, these operating subsidiaries, together with the Issuer's operations, will be sufficient to enable the Issuer to pay principal or interest on the notes when due.

Federal or state laws allow courts, under specific circumstances, to void debts, including guarantees, and could require holders of notes to return payments received from guarantors.

        The notes are guaranteed by the Company and its 100%-owned domestic subsidiaries (other than the Issuer). If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the notes and the guarantees of the notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under the notes or a guarantee of the notes could be voided, or claims in respect of the notes or a guarantee of the notes could be subordinated to all other debts of the debtor or that guarantor if, among other things, the debtor or the guarantor, at the time it incurred the debt evidenced by such notes or guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such debt or guarantee; and

  •
  one of the following applies:

  •
  it was insolvent or rendered insolvent by reason of such incurrence;

  •
  it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  it intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by the debtor or guarantor under the notes or guarantee of the notes could be voided and required to be returned to the debtor or guarantor, as the case may be, or deposited in a fund for the benefit of the creditors of the debtor or guarantor.

        The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be sure as to the standards that a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees of the notes would not be voided or subordinated to the guarantor's other debt.

        If a guarantee was legally challenged, it could also be subject to the claim that, because it was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration.

        A court could thus void the obligations under a guarantee or subordinate a guarantee to a guarantor's other debt or take other action detrimental to holders of the notes.

The notes are structurally subordinated to the obligations of the Company's non-guarantor subsidiaries. Your right to receive payment on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        Some but not all of the Company's subsidiaries have guaranteed the notes. Our foreign subsidiaries are not guarantors on the notes, and will become so in the future only if they guarantee other debt of us or any of our domestic restricted subsidiaries. Furthermore, a subsidiary guarantee of the notes may be released under the circumstances described under "Description of notes—Guarantees." Our obligations under the notes are structurally subordinated to the obligations of our non-guarantor subsidiaries (or to those of any subsidiary whose guarantee is voided as provided above). Holders of notes will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes. Therefore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, the rights of the holders of notes to participate in the assets of such non-guarantor subsidiary will rank behind the claims of that subsidiary's creditors, including trade creditors (except to the extent we have a claim as a creditor of such subsidiary) and preferred stockholders of such subsidiaries, if any. For the year ended December 31, 2007, our non-guarantor subsidiaries had operating revenues of $397.0 million and operating income of $28.5 million. As of September 30, 2008, non-guarantor subsidiaries represented approximately 43% of our total assets and had total third party liabilities outstanding of $180.0 million.

We may be unable to finance a change of control offer.

        If certain change of control events occur, the Issuer will be required to make an offer for cash to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any. However, we cannot assure you that the Issuer will have the financial resources necessary to purchase the notes upon a change of control or that it will have the ability to obtain the necessary funds on satisfactory terms, if at all. A change of control would result in an event of default under our new credit agreement and may result in a default under other of our indebtedness that may be incurred in the future and would also require us to offer to purchase our 2004 notes at 101% of the principal amount thereof, plus accrued and unpaid interest, and our convertible debentures at 100% of the principal amount thereof, plus accrued and unpaid interest. The new credit agreement prohibits the purchase of outstanding notes prior to repayment of the borrowings under the new credit agreement and any exercise by the holders of the notes, the 2004 notes or the convertible debentures of their right to require us to repurchase the notes will cause an event of default under our new credit agreement. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would constitute a "Change of Control" under the indenture. See "Description of notes—Change of control."

Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by the Issuer has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the notes, will require the Issuer to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase their notes as a result of a sale, lease or transfer of less than all of our or the Issuer's assets to another individual, group or entity may be uncertain.

You may be required to dispose of, or we may be permitted to redeem, the notes pursuant to gaming laws.

        Certain gaming authorities currently may require a holder of the notes to be licensed or found qualified or suitable under applicable laws and regulations. It is possible that gaming authorities in additional jurisdictions could impose similar requirements. If, at any time, a holder of notes is required to be licensed or found qualified under any applicable gaming laws or regulations and that holder does not become so licensed or found qualified or suitable, we will have the right, at our option, (1) to require that holder of notes to dispose of all or a portion of those notes within 60 days after the holder receives notice of that finding, or at some other time as prescribed by the applicable gaming authorities, or (2) to redeem the notes of that holder upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to the lesser of the principal amount thereof, or the price at which such holder or beneficial owner acquired the notes, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such gaming authority (or if such gaming authority restricts the redemption price to a lesser amount, then such lesser amount shall be the redemption price).

Lack of an active market for the notes may adversely affect the liquidity and market price of the notes.

        While the notes sold in the initial private placement are presently eligible for the PORTALSM Market, there is no existing market for the notes, and the notes sold using this prospectus will no longer be eligible for trading in the PORTALSM Market. We do not intend to apply for a listing of the notes on any securities exchange. We do not know if an active public market for the notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the notes, the ability of holders to sell their notes or the price at which holders may sell their notes. In addition, the liquidity and the market price of the notes may be adversely affected by changes in the overall market for securities similar to the notes, by changes in our business, financial condition or results of operations and by changes in conditions in our industry.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the notes by the selling noteholders.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2008. This table should be read together with the consolidated financial statements and accompanying notes and the related "Management's discussion and analysis of financial condition and results of operations" sections included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which report is incorporated in this prospectus by reference.

($ in thousands)	As of September 30, 2008
Debt:
New credit facilities:
New revolving credit facility	—
New term loan credit facility	547,250
7.875% Senior subordinated notes	200,000
6.25% Senior subordinated notes due 2012	200,000
0.75% Convertible senior subordinated debentures due 2024	273,782
Other debt and capital leases	50,050

Total debt	$1,271,082
Stockholders' equity:
Class A Common Stock	929
Additional paid-in capital	551,294
Accumulated earnings	171,636
Treasury stock, at cost	(37,459)
Accumulated other comprehensive income	38,137

Total stockholders' equity	724,537
Total capitalization	$1,995,619

 DESCRIPTION OF OTHER INDEBTEDNESS

New credit facilities

        On June 9, 2008, the Issuer entered into new senior secured credit facilities and, in connection therewith, all amounts outstanding under our old credit facilities were paid by the Company and the credit agreement governing our old credit facilities was terminated. These new credit facilities consist of a new $250 million senior secured revolving credit facility and a new $550 million senior secured term loan credit facility (which we refer to elsewhere in this prospectus collectively as the "new credit facilities"). The lenders under the new credit facilities are JPMorgan Chase Bank, N.A. and other financial institutions named in the agreement governing the new credit facilities. Voluntary prepayments and commitment reductions under the new credit facilities are permitted at any time in whole or in part, without premium or penalty (other than breakfunding costs), upon proper notice and subject to a minimum dollar requirement. Under the new credit facilities, the Issuer has the ability, subject to certain terms and conditions, to request additional tranches of term loans or to request an increase in the commitments under the revolving credit facilities, or a combination thereof, in a maximum aggregate amount of $200 million at a later date.

        The term of each of these new credit facilities is five years, subject to certain conditions being met, or such earlier date as specified in the new credit facilities if such conditions have not been met. See "Risk Factors—Risk factors relating to the notes—The holders of our convertible debentures have the right to require us to repurchase some or all of their convertible debentures in June 2010, and our 2004 notes will mature in December 2012. The maturity of our new credit facilities will be accelerated to March 2010 or September 2012, respectively, if certain conditions related to the convertible debentures or 2004 notes, as applicable, are not satisfied."

        We and our direct and indirect 100%-owned domestic subsidiaries (other than the Issuer) have provided a guarantee of the payment of the Issuer's obligations under the new credit facilities. In addition, the obligations under the new credit facilities are secured by a first priority, perfected lien on (1) substantially all of the Company's existing and future assets as well as those of the Issuer and the Company's other direct and indirect 100%-owned domestic subsidiaries and (2) 100% of the Company's interest in the capital stock (or other equity interests) of its 100%-owned domestic subsidiaries and 65% of the Company's interest in the capital stock (or other equity interests) of the first-tier foreign subsidiaries of the Issuer and the guarantors.

        Borrowings under the new revolving credit facility and the new term loan credit facility will bear interest at a rate per annum equal to, at the Issuer's option, either (1) a base rate determined by reference to the higher of (a) the prime rate of JPMorgan Chase Bank, N.A. and (b) the federal funds effective rate plus 0.50%, or (2) a reserve-adjusted LIBOR rate, in each case plus an applicable margin. The applicable margin varies based on the consolidated leverage ratio of the Company from 0.75% to 1.75% above the base rate for base rate loans, and 1.75% to 2.75% above LIBOR for LIBOR-based loans. From the date of the Credit Agreement to the date of this prospectus, the applicable margins for base rate loans and LIBOR-based loans were 1.50% and 2.50%, respectively. During the term of the new credit facilities, the Issuer will pay its lenders a fee equal to the product of 0.50% per annum and the unused portion of the revolving credit facility.

        The new credit facilities contain covenants customary for financings of this type, including negative covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain asset sales, effect a consolidation or merger, sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. In addition, the new credit facilities require us to maintain maximum ratios of total debt/EBITDA and total senior debt/EBITDA and a minimum ratio of EBITDA to interest charges (in each case, as defined in the new credit facilities). Failure to comply with the provisions of any of these covenants could result in acceleration of our debt and other financial obligations.

        The new credit facilities require mandatory prepayments of the term loan with the net cash proceeds from (1) the incurrence of indebtedness by the Company or any of its subsidiaries (excluding certain permitted indebtedness) and (2) the sale of assets that yields net cash proceeds to the Company or any of its subsidiaries in excess of $5 million (excluding certain permitted sales of assets) or any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or its subsidiaries, subject to a reinvestment exclusion.

        For a more complete description of the new credit facilities, please see our Form 10-Q for the quarter ended September 30, 2008.

2004 notes

        As of September 30, 2008, our long-term debt includes approximately $200 million in aggregate principal amount of 6.25% senior subordinated notes due 2012 (which we collectively refer to elsewhere in this prospectus as the "2004 notes"). The 2004 notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by all of the Company's 100%-owned domestic subsidiaries. The 2004 notes are unsecured senior subordinated obligations of the Company and rank (i) junior in right of payment to all of the Company's existing and future senior indebtedness, including indebtedness under our new credit facilities (as discussed above), (ii) equal in right of payment with any of the Company's other existing and future senior subordinated indebtedness, including the convertible debentures (as discussed below) and the notes, (iii) senior in right of payment to any of the Company's future indebtedness that is expressly subordinated in right of payment to the 2004 notes and (iv) structurally junior in right of payment to all of the indebtedness of any of the Company's subsidiaries that do not guarantee the 2004 notes. Similarly, the guarantee of each guarantor of the 2004 notes ranks (i) junior in right of payment to all of such guarantor's existing and future senior indebtedness, including its guarantee of borrowings under our new credit facilities, (ii) equal in right of payment with any existing and future senior subordinated indebtedness of such guarantor, including its guarantee of the convertible debentures and the notes, (iii) senior in right of payment to any future indebtedness of such guarantor that is expressly subordinated in right of payment to the guarantee of the 2004 notes, and (iv) structurally junior in right of payment to all of the existing and future indebtedness of any subsidiary of a guarantor of the 2004 notes if that subsidiary does not guarantee the 2004 notes.

        We may, at our option, redeem some or all of the 2004 notes at any time on or after December 15, 2008. The 2004 notes will mature on December 15, 2012. The 2004 notes were issued under an indenture that contains covenants that, among other things, limit our ability, and the ability of certain of our subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.

        Upon the occurrence of a change of control (as defined in the indenture governing the 2004 notes), the Company must make an offer to purchase the 2004 notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the indenture governing the 2004 notes) and subject to the limitations contained in the indenture governing the 2004 notes, the Company must make an offer to purchase certain amounts of the 2004 notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the indenture governing the 2004 notes, at a purchase price equal to 100% of the principal amount of the 2004 notes to be repurchased, plus accrued interest to the date of repurchase. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the 2004 notes.

Convertible debentures

        As of September 30, 2008, our long-term debt includes approximately $273.8 million in aggregate principal amount of 0.75% convertible senior subordinated debentures due 2024 (which we collectively refer to elsewhere in this prospectus as the "convertible debentures"). The convertible debentures are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company's 100%-owned domestic subsidiaries. The convertible debentures are unsecured.

        Holders of the convertible debentures may convert them into cash and shares of our common stock prior to their maturity at a conversion rate that equates to approximately $29.10 per share (subject to adjustment in certain circumstances), unless the convertible debentures have previously been redeemed or repurchased, if (i) the price of our common stock reaches a specified threshold at specified times, (ii) the convertible debentures are called for redemption, except for certain redemptions described in the indenture, or (iii) specified corporate transactions occur. In the event of conversion, we will pay holders of the convertible debentures being converted cash in an amount equal to the lesser of our total conversion obligation and the principal amount of the convertible debentures so converted, and will deliver shares of our common stock in respect of any excess of our total conversion obligation over such principal amount.

        We may, at our option, redeem the convertible debentures on or after June 1, 2010, at 100% of the principal amount of the convertible debentures, plus accrued and unpaid interest to, but excluding, the redemption date. Holders of the convertible debentures may require us to repurchase all or a portion of the convertible debentures in cash on each of June 1, 2010, December 1, 2014 and December 1, 2019 at 100% of the principal amount of the convertible debentures to be repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase. Holders of convertible debentures may also require us to repurchase convertible debentures at 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date, in the event of certain fundamental changes. The convertible debentures mature in 2024. The convertible debentures were issued under an indenture that, among other things, restricts, subject to certain exceptions, our ability to merge, consolidate and sell assets.

Surety bonds

        At September 30, 2008, the Company had arranged for the issuance of a total of $205.0 million of surety bonds in respect of outstanding contracts to which we and/or our subsidiaries are parties. The Company has reimbursement or indemnification obligations with respect to these bonds in the event that the sureties are required to make payment and, in some cases, such bonds are supported by springing liens, solely on those assets related to the performance of the relevant contractual obligations, that may attach following payment on such bonds.

SELLING NOTEHOLDERS

        The notes were originally issued by us to and sold to the initial purchasers in transactions exempt from the registration requirements of the Securities Act and were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act or in offshore transactions to non-U.S. persons in reliance on Regulation S. The selling noteholders, including their transferees, pledges, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus the notes held by them.

        Selling noteholders may be deemed to be "underwriters" as defined in the Securities Act. Any profits realized by the selling noteholders may be deemed to be underwriting commissions.

        Information about selling noteholders will be set forth in a prospectus supplement, post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus.

 DESCRIPTION OF NOTES

        Scientific Games International, Inc. (the "Issuer") issued the notes under an indenture, dated as of June 11, 2008, by and among the Issuer, Scientific Games Corporation (the "Company"), the other 100%-owned domestic subsidiaries of the Company (together with the Company, the "guarantors") and The Bank of Nova Scotia Trust Company of New York, as trustee. The terms of notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 ("TIA").

        The following summary of certain provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture and the registration rights agreement. We urge you to read the indenture, the notes and the registration rights agreement because they, and not this description, define your rights as holders of these notes. You may request copies of these agreements at the Company's address set forth in the forepart of this prospectus. The indenture has been included as Exhibit 4.1 to the registration statement of which this prospectus is a part.

        The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain definitions." For purposes of this section, references to the Company include only Scientific Games Corporation and not its subsidiaries and references to the Issuer include only Scientific Games International, Inc. and not its subsidiaries or its ultimate parent company, Scientific Games Corporation.

        A holder of notes may not sell or otherwise transfer the notes except in compliance with the provisions described in this prospectus under "—Registration rights."

Brief description of the notes

        The notes:

  •
  are unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Issuer;

  •
  are senior in right of payment to any future Indebtedness that is specifically subordinated to the notes;

  •
  rank equally in right of payment to any future senior subordinated debt of the Issuer; and

  •
  are guaranteed on a senior subordinated basis by each guarantor.

Principal, maturity and interest

        The Issuer issued the notes in an initial aggregate principal amount of $200.0 million. The notes were issued in minimum denominations of $2,000 and greater integral multiple of $1,000. The notes will mature on June 15, 2016. Interest on the notes will accrue at the rate of 7.875% per annum and will be payable semi-annually in cash on June 15 and December 15 of each year, with an initial interest payment on December 15, 2008. The Issuer will make each interest payment to the persons who are registered holders of notes at the close of business on the immediately preceding June 1 and December 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Currently, the trustee is acting as paying agent and registrar for the notes. The Issuer may change any paying agent or registrar without notice to the holders of the notes. The Issuer will pay principal and premium, if any, on the notes at the trustee's corporate trust office in New York, New York. At the Issuer's option, interest may be paid at the trustee's corporate trust office in New York, New York or by check mailed to the registered address of holders of the notes.

Indenture may be used for future issuances

        Subject to compliance with the covenant described under the subheading "—Covenants—Limitation on incurrence of additional indebtedness," the Issuer may issue more notes under the indenture on the same terms and conditions as the notes being offered hereby, except for issue date and issue price, in an unlimited aggregate principal amount (the "Additional Notes"); provided that such Additional Notes are part of the same issue as the notes for U.S. federal income tax purposes. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of notes," references to the notes include any Additional Notes actually issued.

Redemption

         Optional redemption.    On and after June 15, 2012, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

Period	Percentage
2012	103.938%
2013	101.969%
2014 and thereafter	100.000%

         Optional redemption upon equity offering.    On or prior to June 15, 2011, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the notes (which includes Additional Notes, if any) with the net cash proceeds contributed to the capital of the Issuer from one or more Equity Offerings, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that:

(1)
at least 65% of the initially outstanding aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after any such redemption; and

(2)
each such redemption occurs within 120 days after the date of the related Equity Offering.

         Redemption at make-whole premium.    At any time prior to June 15, 2012, the Issuer may redeem all or any portion of the notes on one or more occasions upon not less than 30 nor more than 60 days' notice at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of holders of notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date.

         Regulatory redemption.    At any time any holder or beneficial owner of notes is determined to be a Disqualified Holder, then the Issuer will have the right, at its option:

(1)
to require such holder or beneficial owner to dispose of all or a portion of its notes within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority, or

(2)
to redeem all or a portion of the notes of such holder or beneficial owner upon not less than 30 nor more than 60 days' notice at a redemption price equal to the lesser of:

(a)
the principal amount thereof, and

  (b)
  the price at which such holder or beneficial owner acquired the notes,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of holders of notes on the relevant record dates occurring prior to such redemption date to receive interest due on the relevant interest payment date); provided, however, that if such Gaming Authority restricts the redemption price to a lesser amount then such lesser amount will be the redemption price.

        Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the notes to:

(1)
exercise, directly or indirectly, through any person, any right conferred by the notes; or

(2)
receive any interest or any other distribution or payment with respect to the notes, except the redemption price.

        The Issuer will notify the trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

         Mandatory redemption.    The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and notice

        In the event that less than all of the notes are to be redeemed at any time, the trustee will select the notes or portions thereof to be redeemed among the holders of notes as follows:

(1)
if the notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not so listed, on a pro rata basis, by lot or by any other method the trustee considers fair and appropriate.

        The Issuer will redeem notes of $2,000 or less in whole and not in part. Notes in a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notice of any redemption upon an Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder thereof upon cancellation of the old note. On and after any redemption date, interest will cease to accrue on the notes or parts thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the redemption price pursuant to the indenture.

Ranking

Senior indebtedness versus notes

        The payment of the principal of, premium, if any, and interest on the notes and the payment of any guarantee of the notes will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Issuer or the relevant guarantor, as the case may be, including the obligations of the Issuer and such guarantor under the Credit Agreement.

        As of September 30, 2008, which includes consummation of the Transactions:

(1)
the Issuer's Senior Debt was approximately $618.8 million, including $71.6 million of outstanding letters of credit, all of which was secured Senior Debt under the Credit Agreement, and the Issuer had $178.4 million of additional availability under the Credit Agreement (all of which was secured); and

(2)
the Senior Debt of the Company and the subsidiary guarantors was approximately $205.0 million, in the form of outstanding surety bonds (excluding their obligations as guarantors of the Issuer's obligations under the Credit Agreement).

        Although the indenture contains limitations on the amount of additional Indebtedness that the Issuer and the guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Debt. See "—Covenants—Limitation on incurrence of additional indebtedness."

Liabilities of subsidiaries versus notes

        Substantially all of the Company's operations are conducted through its subsidiaries. The Company and its 100%-owned domestic subsidiaries (other than the Issuer) have guaranteed the notes, and the guarantees of such subsidiaries may be released, as described below under "—Guarantees." Claims of creditors of the Company's non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of the non-guarantor subsidiaries over the claims of the Issuer's creditors, including holders of the notes, even if such claims do not constitute Senior Debt. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the non-guarantor subsidiaries.

        As of September 30, 2008, which includes consummation of the Transactions, the non-guarantor subsidiaries had outstanding total third party liabilities of $180.0 million, including trade payables.

        Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the indenture. See "—Covenants—Limitation on incurrence of additional indebtedness."

Other senior subordinated indebtedness versus notes

        Only Indebtedness of the Issuer or a guarantor that is Senior Debt ranks senior to the notes or the relevant guarantee in accordance with the provisions of the indenture. The notes and the guarantees in all respects rank pari passu with all other senior subordinated indebtedness of the Issuer or the relevant guarantor, as the case may be, including the Convertible Debentures and the 2004 notes, and the guarantees of each thereof.

        As of September 30, 2008, which includes consummation of the Transactions, the Company had $473.8 million of outstanding senior subordinated indebtedness that ranked equally with its guarantee of the notes, all of which was guaranteed on a senior subordinated basis by the Issuer and the other guarantors of the notes.

        The Issuer and the guarantors have agreed in the indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to the Issuer's Senior Debt or the Senior Debt of such guarantor, as applicable, unless such Indebtedness is senior subordinated indebtedness of the Issuer or the guarantors, as applicable, or is expressly subordinated in right of payment to senior subordinated indebtedness of the Issuer or the guarantors, as applicable. The indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Debt as subordinated or junior to any other Senior Debt merely because it has a junior priority with respect to the same collateral.

Payment of notes

        We may not make any payments (or make any deposit pursuant to the provisions described under "—Defeasance") on the notes (except that holders of notes may receive and retain payments made from the trust described under "—Defeasance") if:

(1)
a default in the payment of the principal of or premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2)
any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt to which such default relates to accelerate its maturity and the trustee receives a payment blockage notice of such other default from (A) the holders of any Designated Senior Debt (with a copy to the Issuer) or (B) directly from the Issuer.

        Payments on the notes will be resumed

(1)
in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

(2)
in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the applicable notice is received by the trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of receipt by the trustee of the payment blockage notice.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice.

        Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

(1)
the holders of Senior Debt of the Issuer will be entitled to receive payment in full in cash of such Senior Debt before the holders of the notes are entitled to receive any payment;

(2)
until the Senior Debt of the Issuer is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Debt as their interests may appear, except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Defeasance;" and

(3)
if a distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders of the notes are required to hold it in trust for the holders of Senior Debt of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a default from occurring under the indenture upon the failure of the Issuer to pay interest or principal with respect to the notes when due by their terms. If payment of the notes is accelerated because of an Event of Default, the Issuer or the trustee must promptly notify the holders of Designated Senior Debt of the Issuer or the representative of such Designated Senior Debt of the acceleration.

        A guarantor's obligations under its guarantee are senior subordinated obligations. As such, the rights of holders of notes to receive payment by a guarantor pursuant to its guarantee will be subordinated in right of payment to the rights of holders of Senior Debt of such guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the notes apply equally to a guarantor and the obligations of such guarantor under its guarantee.

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a guarantor who are holders of Senior Debt of the Issuer or a guarantor, as the case may be, may recover more, ratably, than the holders of the notes, and creditors of ours who are not holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "—Defeasance."

Guarantees

        The Issuer's performance of its obligations under the notes and the indenture, including the payment of principal with respect to the notes, is jointly and severally guaranteed on a senior subordinated basis by the guarantors. The guarantors consist of the Company and all of the Company's 100%-owned domestic subsidiaries (other than the Issuer).

        The guarantees are subordinated to Senior Debt of the relevant guarantor on the same basis as the notes are subordinated to Senior Debt of the Issuer. The obligations of each guarantor (other than the obligations of the Company under its guarantee) are limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each guarantor (other than the Company) that makes a payment or distribution under a guarantee will be entitled to a contribution from each other guarantor in an amount pro rata, based on the net assets of each guarantor (other than the Company), determined in accordance with GAAP.

        Each guarantor may consolidate with or merge into or sell its assets to the Issuer or another guarantor without limitation, or with other persons upon the terms and conditions set forth in the indenture. See "—Covenants—Merger, consolidation and sale of assets." In the event all of the Capital Stock of a guarantor (other than the Company) is sold or otherwise disposed of, by merger or otherwise, by the Company or any of its subsidiaries to any person that is not a Restricted Subsidiary of the Company and the sale or disposition is otherwise in compliance with the provisions set forth in "—Covenants—Limitation on asset sales," such guarantor's guarantee will be released and such guarantor shall be relieved of all of its obligations and duties under the indenture and the notes. A guarantor's guarantee (other than the guarantee by the Company) will also be released and such guarantor will also be released from all obligations and duties under the indenture and the notes (1) if such guarantor is released from any and all guarantees of Indebtedness of the Company and the Issuer and (2) if such guarantor will remain a subsidiary of the Company, it has no other outstanding

Indebtedness other than Indebtedness that could be incurred by a Restricted Subsidiary that is not a guarantor of the notes on the date of the proposed release of such guarantor's guarantee.

Registration rights

        The Company, the Issuer and the other guarantors entered into a registration rights agreement with the initial purchasers of the notes on the Issue Date. In that agreement, the Company and the Issuer agreed for the benefit of the holders of the notes that they will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective. The Issuer will, in connection with the shelf registration, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations). The obligation to file a shelf registration statement will terminate on the second anniversary of the date of the registration rights agreement.

        If the shelf registration statement ceases to be effective or this prospectus ceases to be usable, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the notes will be increased by 0.25% per annum for the first 90-day period commencing on the 31st day in such 12-month period and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the shelf registration statement has again become effective or the prospectus again becomes usable, at which time the interest rate will revert to the original interest rate on the Issue Date.

        This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from the Company upon request.

Change of control

        Upon the occurrence of a Change of Control, each holder will have the right to require that the Issuer repurchase all or a portion (in integral multiples of $1,000; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) of such holder's notes, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

        Prior to the mailing of the notice described in the next paragraph below, but in any event within 30 days following any Change of Control, the Company and the Issuer covenant to

(a)
repay in full all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or

(b)
obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the purchase of the notes as provided below.

        The Company and the Issuer shall first comply with the covenant in the immediately preceding sentence before the Issuer shall be required to repurchase notes pursuant to the provisions described below. The Company's or the Issuer's failure to comply with this covenant shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of default" below.

        Within 30 days following the date upon which the Change of Control occurred, the Issuer will send, by first class mail, a notice to each holder, with a copy to the trustee, offering to purchase the notes as described above (the "Change of Control Offer"). The notice will state, among other things, the payment date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law).

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The occurrence of certain types of a Change of Control would constitute a default under the Credit Agreement. Our future Senior Debt may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Debt to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to purchase the notes could cause a default under such Senior Debt, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders upon a purchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make required purchases. The provisions under the indenture relative to the Issuer's obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified prior to the occurrence of a Change of Control with the written consent of the holders of a majority in principal amount of the notes.

        The Company and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of control" provisions of the indenture, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of control" provisions of the indenture by virtue thereof.

Covenants

Limitation on restricted payments

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

(a)
declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

(b)
purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

(c)
make any Restricted Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment, or immediately after giving effect thereto,

(1)
a Default or an Event of Default shall have occurred and be continuing,

(2)
the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on incurrence of additional indebtedness" covenant, or

(3)
the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (4) and (5) of the following paragraph) shall exceed the sum of:

(w)
the sum of (i) $135.4 million and (ii) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to March 31, 2008 and on or prior to the last day of the most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period, plus

(x)
the sum of (i) 100% of the aggregate net cash proceeds received by the Company from any person (other than a subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs, plus

(y)
the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus

(z)
with respect to Restricted Investments made after December 23, 2004, the net reduction after the Issue Date of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph):

(i)
any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary,

(ii)
cash dividends or repayments of loans or advances in cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

(iii)
a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

provided, that any net reduction in Restricted Investments pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such net reduction in Restricted Investments is not included in the Company's Consolidated Net Income.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

(1)
the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

(2)
so long as no Default or Event of Default shall have occurred and be continuing, the making of any Restricted Payment, either

(a)
in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

(b)
through the application of the net proceeds of a sale for cash (other than to a subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3)
so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amounts expended pursuant to this clause (3) do not exceed $50.0 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, the net reduction of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of the previous paragraph):

(a)
any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds received by the Company or a Restricted Subsidiary,

(b)
cash dividends or repayments of loans or advances in cash to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

(c)
a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

provided, that any net reduction in Restricted Investments pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such net reduction in Restricted Investments is not included in the Company's Consolidated Net Income;

(4)
the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and applicable withholding taxes, if any; and

(5)
the making of any payments pursuant to (a) the Existing Convertible Debentures Hedge and Warrant Option Transactions or (b) any Refinancing Convertible Debentures Hedge and Warrant Option Transactions; provided that the aggregate amount of all such Restricted Payments made pursuant to subclause (b) of this clause (5), minus cash received from counterparties to such agreements and confirmations upon entering into such agreements and confirmations, shall not exceed $40.0 million.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(b) and (3) of this paragraph will be included in such calculation.

Limitation on incurrence of additional indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer or any guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0.

        Neither the Issuer nor any guarantor will, directly or indirectly, in any event incur any Indebtedness that, by its terms or by the terms of any agreement governing such Indebtedness, is both subordinated pursuant to its terms in right of payment to any other Indebtedness of the Issuer or such guarantor, as the case may be, and senior in right of payment to the notes or any such guarantor's guarantee, as the case may be.

Limitations on transactions with affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction"), other than

(x)
Affiliate Transactions permitted under the next paragraph, and

(y)
Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a person that is not an Affiliate;

provided, however, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more

(1)
such determination shall be made in good faith by a majority of the disinterested members of the board of the directors of the Company, or

(2)
the board of directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary;

and provided, further, that for a transaction or series of related transactions with an aggregate value of $30.0 million or more,

(1)
such determination shall be made in good faith by a majority of the disinterested members of the board of directors of the Company, and

(2)
the board of directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

        The foregoing restrictions will not apply to:

(1)
reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any subsidiary as determined in good faith by the Company's board of directors or senior management;

(2)
transactions between or among the Company and any of its Restricted Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company or directors or officers of such subsidiary that hold stock of such subsidiary to the extent that local law requires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the indenture;

(3)
any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

(4)
Permitted Investments and Restricted Payments permitted by the indenture;

(5)
commercially reasonable transactions between the Company or a Restricted Subsidiary and any Joint Venture in the ordinary course of business that have been determined by the board of directors or senior management of the Company to comply with clause (y) of the first paragraph above; and

(6)
the issuance or sale of any Qualified Capital Stock of the Company.

Limitation on liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its subsidiaries) if the notes are equally and ratably secured.

Limitation on dividend and other payment restrictions affecting subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)
pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)
make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(c)
transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

  except for such encumbrances or restrictions existing under or by reason of:

(1)
applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction,

(2)
the notes, the indenture or any guarantee thereof,

(3)
(A) customary provisions restricting (1) the subletting or assignment of any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock,

(4)
any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than (a) the person or the properties or assets of the person so acquired (including the Capital Stock of such person), or (b) any Restricted Subsidiary having no assets other than (i) the person or the properties or assets of the person so acquired (including the Capital Stock of such person) and (ii) other assets having a fair market value not in excess of $250,000, and, in each case, the monetary proceeds thereof,

(5)
any agreement or instrument (A) in effect at or entered into on the Issue Date or (B) governing Senior Debt, including the Credit Agreement,

(6)
any agreement or instrument governing Indebtedness incurred pursuant to clause (9), (13) or (16) of the definition of Permitted Indebtedness,

(7)
restrictions on the transfer of assets subject to any Lien permitted under the indenture,

(8)
restrictions imposed by any agreement to sell assets not in violation of the indenture to any person pending the closing of such sale,

(9)
customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries and Joint Ventures,

(10)
Indebtedness of a person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by the provisions described under "—Limitation on incurrence of additional indebtedness;" provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the board of directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the notes,

(11)
the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (A) such other Indebtedness is permitted under the indenture and (B) the board of directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the notes, or

(12)
an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the board of directors of the Company than the provisions of the Indebtedness being refinanced.

Limitation on preferred stock of restricted subsidiaries

        The Company will not permit any of its Restricted Subsidiaries that are not guarantors of the notes to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a guarantor of the notes.

Merger, consolidation and sale of assets

        Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any person unless:

(1)
either (A) the Company, the Issuer or a Restricted Subsidiary of the Company shall be the surviving or continuing person or (B) the person, if other than the Company, the Issuer or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company or the Issuer is merged, or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity"), (x) shall be a person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement on the part of the Company or the Issuer, as applicable, to be performed or observed;

(2)
immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "—Limitation on incurrence of additional indebtedness" covenant;

(3)
immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)
the Issuer or such Surviving Entity, as the case may be, shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to the execution of such supplemental indenture have been satisfied.

        For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly-Owned Subsidiary that is a guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer, as applicable, in accordance with the foregoing, in which the Company or the Issuer, as applicable, is not the continuing person, the successor person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under the indenture and the notes with the same effect as if such Surviving Entity had been named as such and the Company or the Issuer, as applicable, shall be relieved of all of its obligations and duties under the indenture and the notes.

        Each guarantor (other than the Company), other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture, will not, and the Company will not cause or permit any such guarantor to, consolidate with or merge with or into any person other than the Company, the Issuer or any other guarantor unless:

(1)
the entity formed by or surviving any such consolidation or merger, if other than such guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)
such entity assumes by supplemental indenture all of the obligations of such guarantor under the guarantee;

(3)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)
immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

        Any merger or consolidation of a guarantor (other than the Company) with and into the Company or the Issuer, with the Company or the Issuer being the Surviving Entity, or another guarantor that is a Wholly-Owned Restricted Subsidiary of the Company need not comply with this covenant.

Limitation on asset sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by the Company's board of directors;

(2)
at least 75% of the consideration received by the Company or such Restricted Subsidiary exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days of the time of such disposition, to the extent of the cash or Cash Equivalents received, and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c), not to exceed $50.0 million, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

(3)
upon the consummation of an Asset Sale, the Company applies directly or through a Restricted Subsidiary, or causes such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to repay Senior Debt (and in the case of any Indebtedness outstanding under a revolving credit facility and repaid in satisfaction of this covenant, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof, (B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) and (3)(B);

provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 361st day after an Asset Sale or such earlier date, if any, as the board of directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Amount") will be applied by the Issuer to make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis that amount of notes equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of notes then outstanding and the denominator of which is the sum of the aggregate principal amount of notes and Pari Passu Indebtedness then outstanding (the "Pro Rata Share"), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued interest to the date of repurchase.

        Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $20.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $20.0 million, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $20.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of notes tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Issuer or any guarantor may use such amount for any purpose not prohibited by the indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

        The Credit Agreement restricts the ability of the Issuer to repurchase the notes. Accordingly, if required to make a Net Proceeds Offer, the Issuer would need the consent of the lenders under the Credit Agreement. The failure of the Issuer to make a required Net Proceeds Offer and repurchase notes subject thereto would be an Event of Default.

        Notwithstanding the first two paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

(1)
at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

(2)
such Asset Sale is for fair market value; provided that if the fair market value is determined to exceed $50.0 million, such determination will be made in good faith by the Company's board of directors; provided, further, that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

        In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under the "—Merger, consolidation and sale of assets" covenant, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notice of a Net Proceeds Offer will be mailed to the holders as shown on the register of holders not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Offer, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part (in integral multiples of $1,000 principal amount; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) at maturity in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be repurchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        If an offer is made to repurchase the notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

Limitation of guarantees by restricted subsidiaries

        The Company will not permit any Restricted Subsidiary (other than the Issuer and the guarantors), directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or the Issuer, other than

(1)
Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries) of the definition of Permitted Indebtedness or under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness,

(2)
Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness, or

(3)
additional Indebtedness incurred in reliance on clause (13) of the definition of Permitted Indebtedness,

unless, in any such case

(a)
such Restricted Subsidiary has executed and delivered or executes and delivers a supplemental indenture to the indenture, providing a guarantee of payment of the notes by such Restricted Subsidiary in the form required by the indenture; and

(b)
if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness is similarly subordinated to the guarantee of the notes.

        Any guarantee of the notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder, upon:

(1)
the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee of the notes was executed and delivered pursuant to the preceding paragraph; or

(2)
any sale or other disposition (by merger or otherwise) to any person that is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that

(a)
such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the indenture; and

(b)
such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Limitation on sale and leaseback transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Issuer and any guarantor may enter into a Sale and Leaseback Transaction if

(1)
the Issuer or such guarantor could have

(a)
incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the "—Limitation on incurrence of additional indebtedness" covenant, and

(b)
incurred a Lien to secure such Indebtedness pursuant to the "—Limitation on liens" covenant;

(2)
the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the board of directors of the Company and set forth in an Officers' Certificate delivered to the trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

(3)
the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable guarantor applies the proceeds of such transaction in accordance with, the "—Limitation on asset sales" covenant.

Events of default

        The following events are defined in the indenture as "Events of Default":

(1)
the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days; or

(2)
the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer; or

(3)
a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 45 days after the Issuer receives written notice specifying the default, and demanding that such default be remedied, from the trustee or the holders of at least 25% of the outstanding principal amount of the notes; or

(4)
the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary, other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $25.0 million or more at any time; or

(5)
any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the board of directors are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $25.0 million is rendered against the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; or

(6)
certain events of bankruptcy affecting the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary; or

(7)
any of the guarantees ceases to be in full force and effect or any of the guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the guarantees is found to be invalid by a final judgment or order that is not appealable or any of the guarantors denies its liability under its guarantee, other than by reason of a release of a guarantor in accordance with the terms of the indenture.

        During the continuance of any Event of Default specified in the indenture (other than an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer), the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Issuer and the trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same will become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

        The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1)
if the rescission would not conflict with any judgment or decree;

(2)
if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)
if the Issuer has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances; and

(5)
in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee has received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

Defeasance

        The indenture will cease to be of further effect as to all outstanding notes, except as to (1) rights of registration of transfer, substitution and exchange of notes, (2) rights of holders to receive payments of principal of, premium, if any, and interest on the notes and any other rights of the holders with respect to such amounts, (3) the rights, obligations and immunities of the trustee under the indenture and (4) certain other specified provisions in the indenture (the foregoing exceptions (1) through (4) are collectively referred to as the "Reserved Rights"), if:

(a)
the Issuer irrevocably deposits, or causes to be deposited, with the trustee, in trust for the benefit of the holders pursuant to an irrevocable trust and security agreement (1) U.S. Legal Tender, (2) U.S. Government Obligations or (3) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof, delivered to the trustee, is sufficient to pay the principal of, premium, if any, and interest on the notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of the indenture and of the notes; provided, however, that (x) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the trustee; and (y) the trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium (if any) and interest with respect to the notes;

(b)
the Issuer delivers to the trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)
the Issuer delivers to the trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

(d)
the Issuer delivers to the trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

        In addition, the Issuer may terminate all of its obligations under the indenture, except as to certain of the Reserved Rights, when (1) all outstanding notes theretofore authenticated have been delivered to the trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under the indenture by the Issuer or (2) the Issuer has called for redemption pursuant to the indenture all of the notes, the amounts described in clause (a) above have been deposited as described therein, the conditions in clauses (x) and (y) of the proviso to such clause (a) have been satisfied and the certificate and opinion described in clause (d) above have been delivered. Notwithstanding the foregoing, the Opinions of Counsel required by clauses (b) and (c) above need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year. In addition, the Issuer may at its option and at any time elect to terminate its obligations with respect to certain covenants that are set forth in the indenture, some of which are described under "—Covenants" above.

Modification of the indenture

        From time to time, the Issuer and the trustee, without the consent of the holders of the notes, may amend the indenture or the notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the holders in any material respect. Other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder of the notes affected thereby, no amendment may:

(1)
reduce the amount of notes whose holders must consent to an amendment;

(2)
reduce the rate of or extend the time for payment of interest, including defaulted interest, on any notes;

(3)
reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption, or reduce the redemption price therefor;

(4)
make any notes payable in money other than that stated in the notes;

(5)
make any change in provisions of the indenture protecting the right of each holder of a note to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the notes); or

(6)
adversely affect the ranking of the notes or the guarantees.

        In addition, following the occurrence of a Change of Control or an Asset Sale (if the Issuer is obligated to make and consummate a Net Proceeds Offer as a result of such Asset Sale), as the case may be, without the consent of holders of at least 75% of the outstanding aggregate principal amount of notes, an amendment or waiver may not make any change to the Issuer's obligations to make and consummate the required Change of Control Offer or Net Proceeds Offer, as the case may be, or modify any of the provisions or definitions with respect thereto.

Additional information

        The indenture provides that the Company promptly will deliver to the trustee, but in any event no later than 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

Governing law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided, however, that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in this Description of Notes and, except where otherwise indicated, in the indenture. Reference is made to the indenture (except where otherwise indicated) for the full definition of such terms, as well as any other terms used herein for which no definition is provided.

        "2004 notes" means the Company's 6.25% Senior Subordinated Notes due 2012 issued in December 2004. Such notes are referred to as the "Existing Notes" in the indenture.

        "Acquired Indebtedness" means Indebtedness of a person or any of its Restricted Subsidiaries existing at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or is assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        An "Affiliate" of a person means a person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, with respect to any note on any Redemption Date, the greater of:

(a)
1.0% of the principal amount of such note; and

(b)
the excess, if any, of:

(1)
the present value at such Redemption Date of (i) the redemption price of the note at June 15, 2012 (such redemption price being set forth in the table appearing above under the caption "—Redemption—Optional redemption") plus (ii) all required interest payments due on the note through June 15, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the treasury rate as of such Redemption Date plus 50 basis points; over

  (2)
  the principal amount of the note.

        "Asset Acquisition" means

(a)
an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company, or

(b)
the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any person other than the Company or a Restricted Subsidiary of the Company of

(a)
any Capital Stock of any Restricted Subsidiary of the Company; or

(b)
any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales will not include

(1)
a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $5.0 million,

(2)
the sale of accounts receivable,

(3)
the sale, lease, conveyance, disposition or other transfer of assets in the ordinary course of business,

(4)
the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any guarantor as permitted under "—Merger, consolidation and sale of assets,"

(5)
sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under "—Limitation on liens,"

(6)
sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by the provisions described under "—Limitation on restricted payments," and

(7)
the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction consummated subsequent to the Issue Date means, at the time of determination, the present value, discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

        "Capital Stock" means (1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such person and (2) with respect to any person that is not a corporation, any and all partnership or other equity interests of such other person.

        "Capitalized Lease Obligations" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Cash Equivalents" means

(1)
marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

(3)
commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

(4)
certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)
investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Change of Control" means the occurrence of one or more of the following events:

(1)
any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company or the Issuer to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the indenture);

(2)
the approval by the holders of Capital Stock of the Company or the Issuer of any plan for the liquidation or dissolution of the Company or the Issuer, respectively (whether or not otherwise in compliance with the provisions of the indenture);

(3)
any person or Group shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; or

(4)
the replacement of a majority of the board of directors of the Company over a two-year period from the directors who constituted the board of directors at the beginning of such period (other than individuals designated to serve from time to time on the board of directors of the Company pursuant to the Stockholders' Agreement, dated as of September 6, 2000, as amended or supplemented as of the Issue Date, among the Company and certain of its stockholders), and such replacement shall not have been approved by a vote of at least a majority of the board of directors then still in office who either were members of the board of directors at the beginning of such period or whose election as a member of the board of directors was previously so approved;

provided, however, that Change of Control will not include the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer to the Company or a subsidiary guarantor.

        "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of

(1)
Consolidated Net Income,

(2)
to the extent Consolidated Net Income has been reduced thereby, all losses from Asset Sales or abandonments or reserves relating thereto, all items classified as extraordinary losses and all income taxes of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses),

(3)
Consolidated Interest Expense, and

(4)
Consolidated Non-Cash Charges.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to

(1)
the incurrence or repayment of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or retirement of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)
any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

  If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such person or any Restricted Subsidiary of such person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed

  Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

(a)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)
if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(c)
notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of

(1)
Consolidated Interest Expense, plus

(2)
the product of

(x)
the amount of all dividend payments on any series of Preferred Stock of such person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

(y)
a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any person for any period, the sum of, without duplication,

(1)
the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (a) the write-off of deferred financing costs and (b) the amortization of deferred financing charges), for such period determined on a consolidated basis in accordance with GAAP; and

(2)
the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any person for any period, the aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

(a)
after tax gains or losses from Asset Sales (without regard to the $5.0 million threshold in clause (1) of the definition of Asset Sales) or abandonments or reserves relating thereto,

(b)
items classified as extraordinary gains or losses, and the related tax effects according to GAAP,

(c)
the net income (or loss) of any person acquired in a pooling of interests (including any common control acquisition) accrued prior to the date it becomes a subsidiary of such first person or is merged or consolidated with it or any subsidiary,

(d)
the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by contract, operation of law or otherwise,

(e)
the net loss of any person, other than a Restricted Subsidiary of the Company,

(f)
the net income of any person, other than a Restricted Subsidiary, in which such person has an interest, except to the extent of cash dividends or distributions paid to such person or a Restricted Subsidiary of such person,

(g)
gains from retirement of debt, and

(h)
amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock.

        "Consolidated Non-Cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Convertible Debentures" means the Company's 0.75% Senior Subordinated Convertible Debentures due 2024 issued in December 2004.

        "Credit Agreement" means the Credit Agreement dated June 9, 2008 between the Issuer and the lenders party thereto, including all related notes, collateral documents and guarantees, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

        "Designated Senior Debt" means (1) any Senior Debt outstanding under the Credit Agreement and (2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as Designated Senior Debt in the instrument creating such Indebtedness.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the Issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the notes.

        "Disqualified Holder" means any holder or beneficial owner of the notes (i) who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) who is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to holding the notes.

        "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

        "Existing Convertible Debentures Hedge and Warrant Option Transactions" means the transactions in connection with the issuance of the Convertible Debentures contemplated by (i) the letter agreements dated as of December 1, 2004, between the Company and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, N.A., London Branch, and Bear, Stearns International Limited; (ii) the ISDA confirmations dated as of December 23, 2004, between the Company and each of J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, N.A., London Branch, and Bear, Stearns International Limited and the related deemed 2002 ISDA Master Agreements thereunder; and (iii) any other documents relating to the matters referenced in clauses (i) or (ii), and giving effect to any amendments or modifications thereto or substitutions or replacements thereof on terms no less favorable to the holders of the notes than the terms in effect on the Issue Date.

        "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of the Company acting reasonably and in good faith and will be evidenced by a board resolution delivered to the trustee.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of December 23, 2004, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Gaming Authority" means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming activities (or proposed gaming activities) and related activities conducted by the Issuer or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

        "Gaming Law" means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming and related activities.

        "Incur" or "incur" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

        "Indebtedness" means with respect to any person, without duplication,

(1)
the principal amount of all obligations of such person for borrowed money,

(2)
the principal amount of all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

(3)
all Capitalized Lease Obligations of such person,

(4)
all obligations of such person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business),

(5)
all obligations of such person for the reimbursement of any obligor on any letter of credit or banker's acceptance,

(6)
guarantees and other contingent obligations of such person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

(7)
all Indebtedness of any other person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

(8)
all obligations under Currency Agreements and Interest Swap Obligations of such person, and

(9)
all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the Issuer of such Disqualified Capital Stock, and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "—Limitation on incurrence of additional indebtedness" covenant. The amount of Indebtedness of any person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such person for any contingent obligations described above.

        "Interest Swap Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person. "Investment" shall exclude extensions of trade credit by the Company and its subsidiaries on commercially reasonable terms. For the purposes of the "—Limitation on restricted payments" covenant,

(1)
"Investment" will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and

(2)
the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

        If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such subsidiary not sold or disposed.

        "Issue Date" means June 11, 2008, the original date of issuance of the notes.

        "Joint Venture" means any person (other than a subsidiary of the Company) engaged in a Related Business with respect to which at least 15% of such person's outstanding Capital Stock is owned directly or indirectly by the Company.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Moody's" means Moody's Investor Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

(a)
all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)
taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(c)
the amounts of

(x)
any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale, and

(y)
any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(d)
any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(e)
all amounts deemed appropriate by the Issuer (as evidenced by a signed certificate of the principal financial officer of the Issuer delivered to the trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale;

(f)
all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

(g)
with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Restricted Subsidiary.

        Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent)

(1)
such proceeds cannot under applicable law be transferred to the United States; or

(2)
such transfer would result (in the good faith determination of the board of directors of the Company set forth in a board resolution) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

        "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or a guarantor of the notes ranking pari passu with the notes or a guarantee of the notes, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

        "Permitted Indebtedness" means, without duplication,

(1)
the notes (other than Additional Notes) and the guarantees thereof and the notes and guarantees thereof,

(2)
Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $850.0 million, less the amount of any prepayment thereunder made with the proceeds of an Asset Sale in accordance with and in satisfaction of the "—Limitation on asset sales" covenant,

(3)
Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its subsidiaries outstanding on the Issue Date,

(4)
Interest Swap Obligations of the Company or any of its subsidiaries covering Indebtedness of the Company or any of its subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness,

(5)
Indebtedness under Currency Agreements,

(6)
intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company in each case subject to no Lien held by a person other than the Company or a Restricted Subsidiary of the Company; provided, however, that if, as of any date any person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer of such Indebtedness under this clause (6),

(7)
Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with the "—Limitation on incurrence of additional indebtedness" covenant on the date such Indebtedness became Acquired Indebtedness,

(8)
(A) guarantees by Restricted Subsidiaries (other than the Issuer) pursuant to the "—Limitation of guarantees by restricted subsidiaries" covenant or guarantees by Restricted Subsidiaries (other than the Issuer) of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under the indenture and (B) guarantees by the Company or the Issuer of the Company's Wholly-Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under the indenture,

(9)
Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in aggregate not to exceed $50.0 million in any fiscal year of the Company,

(10)
Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations not to exceed $25.0 million principal amount at any one time outstanding,

(11)
guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business,

(12)
any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with the "—Limitation on incurrence of additional indebtedness" covenant (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15) or (16) of this definition), including any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided, however, that any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the indenture) of the Company and its subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold,

(13)
additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $75.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement),

(14)
Indebtedness of the Company or any Restricted Subsidiary in respect of the contingent deferred purchase price of any acquired property (including Capital Stock) not to exceed $15.0 million in aggregate principal amount at any one time outstanding,

(15)
the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of Permitted Investments in an aggregate principal amount not to exceed $25.0 million, and

(16)
Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this clause (16) and outstanding on the date of such Incurrence, does not exceed $50.0 million.

        "Permitted Investments" means

(1)
Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any person, if after giving effect to such Investment, such person would be a Restricted Subsidiary of the Company or such person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

(2)
Investments in cash or Cash Equivalents;

(3)
Investments existing on the Issue Date;

(4)
Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

(5)
so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $2.5 million at any one time outstanding;

(6)
so long as no Default or Event of Default has occurred and is continuing, additional Investments in a person or persons principally engaged in a Related Business not to exceed $200.0 million at any one time outstanding;

(7)
Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with the "—Limitation on asset sales" covenant;

(8)
Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with the indenture;

(9)
guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Company or such Restricted Subsidiary under the indenture; and

(10)
any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock.

        "Permitted Junior Securities" means

(1)
Qualified Capital Stock of the Issuer or any guarantor; or

(2)
debt securities that are subordinated to (a) all Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the guarantees of the notes are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means

(1)
Liens securing Indebtedness consisting of Capitalized Lease Obligations;

(2)
Liens securing any Senior Debt, including liens securing the Credit Agreement in effect on the Issue Date;

(3)
Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)
Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed $1.0 million;

(5)
Liens securing Indebtedness incurred pursuant to clauses (9), (11), (13) or (14) of the definition of Permitted Indebtedness; provided that such Indebtedness is Senior Debt;

(6)
Liens created to replace Liens described in clause (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the board of directors of the Company in good faith; and

(7)
Liens existing on the Issue Date.

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

        "Productive Assets" means assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate); provided, however, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

        "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

        "Refinancing Convertible Debentures Hedge and Warrant Option Transactions" means any hedge and warrant option transactions entered into after the Issue Date in respect of any convertible indebtedness issued for the purpose of refinancing (whether through redemption, repurchase or otherwise) of the Convertible Debentures, which hedge and warrant option transactions are on terms that are, other than with respect to pricing terms, substantially similar to the agreements and confirmations referred to in clauses (i) and (ii) of the definition of Existing Convertible Debenture Hedge and Warrant Option Transactions and in any event on terms, other than with respect to pricing terms, no less favorable to the holders.

        "Related Business" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of any person means any subsidiary of such person that at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, and its successors.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person or to any other person from whom funds have been or are to be advanced by such person on the security of such property; provided, however, that a Sale and Leaseback Transaction will not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $1.0 million (a "De Minimis Transaction") so long as the aggregate consideration (exclusive of indemnities) received by the Company or its Restricted Subsidiaries from all De Minimis Transactions does not exceed an aggregate of $10.0 million.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or any guarantor of the notes, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" will also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Issuer under the Credit Agreement in effect on the Issue Date, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Senior Debt" will not include

(1)
Indebtedness evidenced by the notes or a guarantee of the notes;

(2)
any Indebtedness of the Issuer or such guarantor to the Company or a subsidiary of the Company;

(3)
Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

(4)
trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

(5)
Indebtedness represented by Disqualified Capital Stock;

(6)
any liability for federal, state, local or other taxes owed or owing by the Issuer or such guarantor;

(7)
that portion of any Indebtedness incurred in violation of the indenture;

(8)
any Indebtedness which is, by its express terms, subordinated in right of payment or junior to any other Indebtedness of the Company or such guarantor; and

(9)
any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such guarantor.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "Unrestricted Subsidiary" of any person means

(1)
any subsidiary of such person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the board of directors of such person in the manner provided below; and

(2)
any subsidiary of an Unrestricted Subsidiary.

        The board of directors of the Company may designate any subsidiary (other than the Issuer) (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company, the Issuer or any other subsidiary of the Company that is not a subsidiary of the subsidiary to be so designated; provided, however, that

  (x)
  the Issuer certifies to the trustee that such designation complies with the "—Limitation on restricted payments" covenant; and

  (y)
  each subsidiary to be so designated and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by the provisions of the "—Limitation on incurrence of additional indebtedness" covenant and the "—Limitation on restricted payments" covenant.

        The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

  (x)
  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Limitation on incurrence of additional indebtedness" covenant and

  (y)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the board of directors will be evidenced to the trustee by promptly filing with the trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(a)
the then outstanding aggregate principal amount of such Indebtedness into

(b)
the sum of the total of the products obtained by multiplying

(1)
the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(2)
the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Restricted Subsidiary" of any person means any Restricted Subsidiary of such person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such person or any 100%-owned Restricted Subsidiary of such person.

 BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

        The notes were initially issued in the form of several registered notes in global form, without interest coupons (the "global notes"), as follows:

  •
  notes sold to qualified institutional buyers under Rule 144A were represented by the Rule 144A global note; and

  •
  notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S were represented by the Regulation S global note.

        Upon issuance, each of the global notes were deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note was, and will be, limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

        DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

 CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax, and in the case of non-U.S. holders (as defined below), estate tax, considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions as in effect on the date of this prospectus, all of which are subject to change (possibly on a retroactive basis) and to different interpretation. This discussion is limited to holders who hold the notes as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

        For purposes of this summary, the term "U.S. holders" means beneficial owners of notes that are, for U.S. federal income tax purposes, (1) individual citizens or residents of the United States, including alien individuals who are lawful permanent residents of the United States or who meet the substantial presence residency test under the U.S. federal income tax laws, (2) corporations (including entities treated as such for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, (3) estates, the incomes of which are subject to U.S. federal income taxation regardless of their source of income, or (4)(i) trusts subject to the primary supervision of a U.S. court and the control of one or more U.S. persons and (ii) trusts that have a valid election in effect under applicable U.S. Treasury regulations to be treated as U.S. persons. Beneficial owners of notes that are individuals, corporations, trusts or estates for U.S. federal income tax purposes and that are not U.S. holders ("non-U.S. holders") are subject to special U.S. federal income tax considerations, some of which are discussed below.

        If a partnership (including for this purpose any entity treated as such for U.S. federal income tax purposes) is a beneficial owner of notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of notes that is a partnership as well as partners in such partnership should consult their individual tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

        This discussion does not purport to address all tax considerations applicable to a beneficial owner's particular circumstances or to beneficial owners that may be subject to special tax rules such as beneficial owners that are (1) banks, thrifts, regulated investment companies, or other financial institutions or financial service companies, (2) S corporations, (3) partnerships or other pass-through entities or persons who hold the notes through partnerships or other pass-through entities, (4) holders subject to the alternative minimum tax, (5) tax-exempt organizations, (6) insurance companies, (7) non-U.S. holders (except to the extent specifically set forth below), (8) U.S. expatriates, (9) former long-term U.S. residents, (10) brokers or dealers in securities or currencies, (11) U.S. holders whose "functional currency" is not the U.S. dollar, or (12) persons that hold the notes as a position in a "hedging transaction," "straddle," or "conversion transaction" (as defined for U.S. federal income tax purposes).

        We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from successfully adopting a contrary position. This summary does not consider the tax laws of any foreign, state, local or other applicable jurisdiction. This summary also assumes that the IRS will respect the classification of the notes as indebtedness for U.S. federal income tax purposes.

        This discussion of certain U.S. federal tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation as well as to any tax consequences under the laws of any state, local, foreign or other taxing jurisdiction and under any applicable tax treaty.

Consequences to U.S. holders

Payments of interest

        Stated interest on the notes will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other disposition of notes

        Subject to the discussion of market discount below, you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a note in an amount equal to the difference between (1) the amount realized on the disposition (other than amounts attributable to accrued interest, which will be treated as ordinary interest income as described above) and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal your cost thereof, increased by any market discount previously included in income by you and reduced by the sum of any amortized bond premium and any previous payments of principal. Any gain or loss that is recognized on the disposition of a note will be capital gain or loss, and will be a long-term capital gain or loss if you have held the note for more than one year. If you are not a corporation, then any long-term capital gain will generally be subject to U.S. federal income tax at a reduced rate through December 31, 2010. Your ability to deduct capital losses is subject to certain limitations.

Amortizable Bond Premium

        In general, if a U.S. holder purchases a note for an amount in excess of the stated principal amount of the note, such excess will constitute bond premium. You generally may elect to amortize bond premium over the term of the note on a constant yield method as an offset to interest income. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on the disposition of the note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Market Discount

        A holder of notes may be affected by the market discount provisions of the Code. For this purpose, and subject to a de minimis exception, the market discount on a note generally will equal the amount, if any, by which the stated redemption price at maturity of the note (which is its stated principal amount) exceeds the holder's adjusted tax basis in the note when purchased. Subject to a limited exception, these provisions generally require a U.S. holder who acquires a note at a market discount to include as ordinary income upon the disposition, retirement or gift of that note an amount equal to the lesser of (i) the gain realized upon the disposition or retirement or, in the case of a gift, the appreciation in the notes and (ii) the accrued market discount on that note at the time of disposition, maturity or gift, unless the U.S. holder elects to include accrued market discount in income over the remaining life of the note.

        The election to include market discount in income over the life of the note, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the election of the U.S. holder, under a constant yield method. A U.S. holder who acquires a note at a market discount and who does not elect to include accrued market discount in income over the life of the note may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until the note is disposed of in a taxable transaction. The rules regarding market discount are complex, and U.S. holders should consult their tax advisors.

Information reporting and backup withholding

        In general, information reporting is required as to certain payments of principal and interest on the notes and on the proceeds of the sale of a note unless you are a corporation or other exempt recipient.

        In addition, you will be subject to a backup withholding tax on such payments if you fail to (1) furnish your taxpayer identification number (social security or employer identification number), and certify that such number is correct or (2) certify that you are not subject to backup withholding. Any amount that is withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that you timely provide certain information to the IRS.

Consequences to non-U.S. holders

Payments of interest

        Subject to the discussion of backup withholding below, under the portfolio interest exemption, interest on a note that you receive will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

  •
  do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock; and

  •
  are not a controlled foreign corporation that is related to us; and

  •
  provide a statement, meeting specified requirements, that you are not a U.S. person.

        A statement that meets these specified requirements may be provided by you under penalties of perjury on a properly completed IRS Form W-8BEN or by certain other persons who have received certain information from you. If such a statement is not received by the person who would otherwise be required to withhold tax from the interest or if the portfolio interest exemption is not available for another reason, then the interest on a note may be subject to U.S. federal income tax withholding at a rate of 30%, or a lower rate that is available by reason of any applicable income tax treaty.

        Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, if an applicable income tax treaty provides, is attributable to a permanent establishment in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you will generally be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. person. If you are a foreign corporation, you may also be subject to any applicable branch profits tax on such interest at a 30% rate (or lower applicable treaty rate).

        To claim the benefit of a treaty exemption from or reduction in withholding a non-U.S. holder must provide a properly completed IRS Form W-8BEN.

Sale, exchange, redemption or other disposition of notes

        Subject to the discussion of backup withholding below, you will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of a note unless the gain is effectively connected with your conduct of a trade or business in the United States (and, if an applicable income tax treaty provides, is attributable to a permanent establishment in the United States) or, if you are an individual, you are present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption or other disposition occurs and certain other conditions are met. Any amount which you receive on the sale, exchange, redemption or other disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above.

        If your gain is effectively connected with your conduct of a trade or business in the United States (and, if an applicable income tax treaty provides, is attributable to a permanent establishment in the United States), you generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as if you were a U.S. person. If you are a corporation, you may also, under certain circumstances, be subject to any applicable branch profits tax at a 30% rate (or lower applicable treaty rate).

Information reporting and backup withholding

        Information reporting on IRS Form 1042-S will generally apply to interest payments on the notes. Payments of interest will be subject to backup withholding unless you certify as to your non-U.S. holder status by providing a properly completed IRS Form W-8BEN, or other applicable form, to us, our paying agent or the person who would otherwise be required to withhold tax, or you otherwise qualify for an exemption.

        The payment of the proceeds of the disposition (including a redemption) of a note to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provided the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition (including a redemption) effected outside the United States by you to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker has specified connections with the United States, information reporting requirements will apply unless such broker has documentary evidence in its files of your non-U.S. status, or unless you otherwise qualify for an exemption. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

U.S. federal estate tax

        A note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

        The description above does not address all aspects of U.S. federal taxation or withholding that may be relevant to a non-U.S. holder. You should consult your own tax advisor for specific advice concerning this offering and the purchase, ownership and disposition of a note.

 PLAN OF DISTRIBUTION

        The notes may be sold from time to time directly by the selling noteholders or alternatively, through underwriters, broker-dealers or agents. If the notes are sold through underwriters or broker-dealers or agents, the applicable selling noteholder will be responsible for underwriting discounts or commissions or broker-dealer's or agent's commissions and their professional fees. Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices. Such sales may be effected in transactions (which may involve block transactions): (i) on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale; (ii) in the over-the-counter market; or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

        In connection with the sale of the securities, the selling noteholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling noteholders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling noteholders also may pledge or grant a security interest in some or all of the notes owned by them, and if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes from time to time pursuant to this prospectus. The selling noteholders also may transfer and donate notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling noteholder for purposes of this prospectus.

        The aggregate proceeds to the selling noteholders from the sale of the notes offered by them will be the purchase price of the notes less discounts and commissions, if any. Each of the selling noteholders, together with its agents from time to time, reserves the right to accept and to reject, in whole or in part, any proposed purchase of notes to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling noteholders of the notes.

        Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Regulation S of the Securities Act may be sold under Regulation S rather than pursuant to this prospectus.

        We have no plans to list the notes on a securities exchange and can give no assurance about the development of any trading market for the notes. See "Risk Factors—Risks Related to the Notes—Lack of an active market for the notes may adversely affect the liquidity and market price of the notes."

        In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

        The selling noteholders, and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. The selling noteholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling noteholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of common stock to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

        We entered into a registration rights agreement for the benefit of holders of the notes to register their notes under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the noteholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes, including liabilities under the Securities Act. We have agreed to pay all expenses incident to the registration of the notes (including the expenses of one counsel for the holders of the notes) other than underwriting discounts and commissions, brokerage commissions and transfer taxes.

        Under the registration rights agreement, we are obligated to use our commercially reasonable efforts to cause the shelf registration statement to which this prospectus relates to be continuously effective until the first anniversary of the date it becomes effective. Our obligation to keep the registration statement available for use is subject to specified, permitted exceptions set forth in the registration rights agreement. In these cases, we may prohibit offers and sales of the notes pursuant to this registration statement to which this prospectus relates. We may suspend the effectiveness of the shelf registration statement by written notice to the noteholders for a period not to exceed an aggregate of 30 days in any 90-day period and such suspensions shall not exceed an aggregate of 90 days in any 360-day period.

 LEGAL MATTERS

        The validity of the notes and guarantees offered hereby and certain legal matters relating thereto will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.

EXPERTS

        The consolidated financial statements included in Scientific Games Corporation and subsidiaries' (the "Company") Annual Report on Form 10-K for the year ended December 31, 2007 (including the financial statement schedule included therein), and the effectiveness of the Company's internal control over financial reporting as of December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The Deloitte & Touche LLP report on the Company's consolidated financial statements as of and for the year ended December 31, 2007 was based in part on the report of Reconta Ernst & Young S.p.A., an independent registered public accounting firm, on the financial statements of Consorzio Lotterie Nazionali ("CLN"), the Company's investment accounted for using the equity method, as of and for the year ended December 31, 2007, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference. The CLN financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007. The financial statements referred to above are incorporated herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

RECENT DEVELOPMENTS

        Effective October 17, 2008, the Issuer entered into a three-year interest rate swap agreement (the "Hedge") with JPMorgan Chase Bank N.A. Under the Hedge, Issuer will pay interest on a $100 million notional amount of debt at a fixed rate of 3.49% and will receive interest on a $100 million notional amount of debt at the prevailing 3-month LIBOR rate. The objective of the Hedge is to eliminate the variability of cash flows attributable to the LIBOR component of interest expense paid on $100 million of Scientific Games' variable-rate debt.

$200,000,000

Scientific Games International, Inc.
(as Issuer), and

Scientific Games Corporation
(as Guarantor)

7.875% Senior Subordinated Notes due 2016

PROSPECTUS

November 13, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Set forth below are the expenses (other than underwriting discounts and commissions) we expect to pay in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimated:

Securities and Exchange Commission registration fee	$7,860
Printing fees and expenses*	5,500
Legal fees and expenses*	45,000
Accounting fees and expenses*	37,000
Miscellaneous*	5,000

TOTAL	$100,360

*
Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificates of Incorporation and Bylaws, or Certificates of Formation and Operating Agreements, as the case may be, of Scientific Games Corporation (the "Company"), Scientific Games International, Inc. (the "Issuer") and the subsidiary guarantors discussed below.

Indemnification of Directors and Officers of Scientific Games Corporation and Scientific Games International, Inc.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        The Bylaws of the Company provide for indemnification of its directors, officers, employees and other agents of the Company to the fullest extent permitted by the provisions of Section 145 of the DGCL, as now enacted or amended.

        The Company's Restated Certificate of Incorporation contains provisions eliminating the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

        The Bylaws of the Issuer contain indemnification provisions that closely mirror the language in Section 145 of the DGCL. In addition, the Bylaws of the Issuer specifically provide for the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not the Issuer would have the power to indemnify such person against such expense, liability or loss under the DGCL or its Bylaws.

        The Issuer's Certificate of Incorporation, as amended, contains provisions eliminating the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the Issuer and the subsidiary guarantors discussed below, and on behalf of the directors and officers thereof, covering certain third-party claims which may asserted against such entities, directors and/or officers.

Indemnification of Directors and Officers of the Subsidiary Guarantors

        The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than the Company) guaranteeing the Issuer's 7.875% Senior Subordinated Notes due 2016 (collectively, the "Subsidiary Guarantors").

Delaware Corporate Subsidiary Guarantors

Scientific Games Products, Inc. ("SGPI"), Scientific Games SA, Inc. ("SGSI"), and SG Racing, Inc. ("SGRI"), each a Delaware corporation (collectively, the "Delaware Corporate Subsidiary Guarantors").

        The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of Scientific Games Corporation" above also relate to the directors and officers of the Delaware Corporate Subsidiary Guarantors.

        The bylaws of each Delaware Corporate Subsidiary Guarantor contain indemnification provisions. The bylaws of SGSI and SGRI provide for indemnification of their respective directors and officers to the fullest extent permitted by Section 145 of the DGCL, as now enacted or amended. The bylaws of SGPI contain indemnification provisions that closely mirror the language in Section 145 of the DGCL. In addition, the bylaws of SGPI and SGSI specifically provide for the purchase and maintenance of insurance to protect directors and officers against any expense, liability or loss, whether or not such corporations would have the power to indemnify such person against such expense, liability or loss under their respective bylaws and, in the case of SGSI, the DGCL.

        The certificates of incorporation of each Delaware Corporate Subsidiary Guarantor, other than SGSI, contain provisions eliminating a director's personal liability for monetary damages to such Delaware Corporate Subsidiary Guarantor and its stockholders for breaches of a director's fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to such Delaware Corporate Subsidiary Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing. These provisions closely mirror the language in Section 102(b)(7) of the DGCL.

Delaware Limited Liability Company Subsidiary Guarantors

MDI Entertainment, LLC ("MDI"), Scientific Games Racing, LLC ("SGRL"), and Trackplay LLC ("TPL"), each a Delaware limited liability company.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Operating Agreement of SGRL provides that to the extent legally permissible, managers and officers (including persons who serve at the company's request as directors, managers, officers or trustees of another organization) shall be indemnified against all liabilities and expenses, arising from the defense or disposition of any action or suit or threatened action or suit, whether civil or criminal, while in office or thereafter, by reason of having been such director, manager, officer or trustee, except with respect to actions or suits where such manager or officer is found to not have acted in good faith in the reasonable belief that the action was unlawful and in the best interests of the company.

        The Certificate of Formation of SGRL provides that the company shall indemnify and hold harmless each member, each manager and each officer to the fullest extent permitted by law.

        Neither the Operating Agreement nor the Certificate of Formation of MDI contains provisions indemnifying managers or officers, or limiting the liability of its managers or officers.

        The Operating Agreement of TPL provides that the company will indemnify and save harmless the members, managers and their respective officers, directors, employees and shareholders from and against any and all claims, liabilities, damages, losses, costs and expenses incurred and arising out of or in connection with the business of the company, except with respect to where a judgment or other final adjudication determines that the acts of such indemnified party were committed with gross negligence, in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that such indemnified party personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        The Certificate of Formation of TPL does not contain provisions indemnifying managers or officers, or limiting the liability of its managers or officers.

Connecticut Subsidiary Guarantor

Autotote Enterprises, Inc. ("AEI"), a Connecticut corporation.

        Section 33-756 of the Business Corporation Act of the State of Connecticut (the "CBCA"), provides, in pertinent part, that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.

        Section 33-772 of the CBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 33-771 of the CBCA further provides that a corporation incorporated prior to January 1, 1997 shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify any director who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding with respect to which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity, against liability incurred in the proceeding if (1) he conducted himself in good faith, and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        In the case of a proceeding by or in the right of the corporation, section 33-771 of the CBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director (1) conducted himself in good faith, and (2) reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct required by the CBCA.

        Section 33-776 of the CBCA provides that a corporation incorporated prior to January 1, 1997 shall indemnify each officer, employee or agent of the corporation who is not a director to the same extent as the corporation is permitted to provide the same to a director as provided above.

        Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, or who, while a director, officer, employee or agent of the corporation serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity, or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liabilities under the CBCA.

        The Certificate of Incorporation of AEI provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the corporation during the year of the violation if such breach did not (i) involve a knowing and culpable breach of law, (ii) involve improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (v) create liability under Section 33-321 of the Connecticut General Statutes.

        The Bylaws of AEI do not contain provisions indemnifying directors or officers, or limiting the liability of its directors or officers.

Nevada Subsidiary Guarantor

Autotote Gaming Inc. ("AGI") a Nevada corporation.

        Section 78.7502 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.138 of the NRS permits a corporation to eliminate or limit the individual liability of directors and officers to the corporation or its stockholders or creditors for any damages resulting from any act or failure to act in the capacity as a director or officer unless the act or failure to act constitutes a breach of the director's or officer's fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law.

        In addition, Section 78.752 of the NRS authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

        The Bylaws of AGI provide for indemnification of directors and officers to the fullest extent permitted by Nevada law.

        The Articles of Incorporation of AGI provide that no director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for circumstances involving acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or for unlawful distributions in violation of Section 78.300 of the NRS.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
4.1	Indenture, dated as of June 11, 2008, among the Issuer, the Company, as a guarantor, the subsidiary guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 13, 2008).
4.2
Registration Rights Agreement, dated June 11, 2008, by and among the Issuer, the Company, the guarantors listed thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives for the initial purchasers listed thereto (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on June 13, 2008).
*4.3(a)	Senior Subordinated Note (No. 001).
*4.3(b)	Senior Subordinated Note (No. 002).
*5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.
*12.1	Statement re Computation of Ratios.
*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.
*23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).
24.1	Powers of Attorney (contained in signature pages hereto).
*25.1	Statement of Eligibility of The Bank of Nova Scotia Trust Company of New York to act as trustee under the Indenture under the Trust Indenture Act of 1939.

*
Filed herewith.

ITEM 17.    UNDERTAKINGS

        The following undertakings are made by each of the undersigned registrants:

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SCIENTIFIC GAMES CORPORATION
By:	/s/ A. LORNE WEIL
Name:	A. Lorne Weil
Title:	Chairman of the Board, President, Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ A. LORNE WEIL A. Lorne Weil	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2008
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Vice President and Chief Financial Officer (Principal Financial Officer)	November 13, 2008
/s/ STEPHEN L. GIBBS Stephen L. Gibbs	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 13, 2008
/s/ PETER A. COHEN Peter A. Cohen	Director	November 13, 2008

Signatures	Title	Date

/s/ J. ROBERT KERREY J. Robert Kerrey	Director	November 13, 2008
/s/ RONALD O. PERELMAN Ronald O. Perelman	Director	November 13, 2008
/s/ BARRY F. SCHWARTZ Barry F. Schwartz	Director	November 13, 2008
/s/ ERIC M. TURNER Eric M. Turner	Director	November 13, 2008
/s/ JOSEPH R. WRIGHT, JR. Joseph R. Wright, Jr.	Director	November 13, 2008
/s/ GERALD J. FORD Gerald J. Ford	Director	November 13, 2008
/s/ MICHAEL J. REGAN Michael J. Regan	Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

AUTOTOTE GAMING, INC.
By:	/s/ DEWAYNE E. LAIRD
Name:	DeWayne E. Laird
Title:	Vice President, Chief Financial Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Vice President, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, Secretary and Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

AUTOTOTE ENTERPRISES, INC.
By:	/s/ ERIC PULLMAN
Name:	Eric Pullman
Title:	President and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ERIC PULLMAN Eric Pullman	President and Director (Principal Executive Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, General Counsel, Secretary and Director	November 13, 2008
/s/ ROBERT C. BECKER Robert C. Becker	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SG RACING, INC.
By:	/s/ A. LORNE WEIL
Name:	A. Lorne Weil
Title:	Chairman of the Board of Directors, President and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. LORNE WEIL A. Lorne Weil	Chairman of the Board of Directors, President and Director (Principal Executive Officer)	November 13, 2008
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, Secretary and Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

MDI ENTERTAINMENT, LLC
By:	Scientific Games International, Inc., its sole member
By:	/s/ IRA H. RAPHAELSON
Name:	Ira H. Raphaelson
Title:	Vice President, General Counsel & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, General Counsel & Secretary of sole member Scientific Games International, Inc.	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SCIENTIFIC GAMES INTERNATIONAL, INC.
By:	/s/ A. LORNE WEIL
Name:	A. Lorne Weil
Title:	Chairman of the Board, Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. LORNE WEIL A. Lorne Weil	Chairman of the Board of Directors, President and Director (Principal Executive Officer)	November 13, 2008
/s/ GERARD D. SCHEINBACH Gerard D. Scheinbach	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Director	November 13, 2008
/s/ WILLIAM J. HUNTLEY William J. Huntley	Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SCIENTIFIC GAMES RACING, LLC
By:	/s/ IRA H. RAPHAELSON
Name:	Ira H. Raphaelson
Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BROOKS PIERCE Brooks Pierce	President (Principal Executive Officer)	November 13, 2008
/s/ MARK GOLDBERG Mark Goldberg	Vice President, Finance (Principal Financial Officer)	November 13, 2008
/s/ ROBERT C. BECKER Robert C. Becker	Treasurer (Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, General Counsel and Secretary	November 13, 2008

Signature	Title	Date

/s/ A. LORNE WEIL A. Lorne Weil	Manager	November 13, 2008
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Manager	November 13, 2008
/s/ MICHAEL CHAMBRELLO Michael Chambrello	Manager	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SCIENTIFIC GAMES PRODUCTS, INC.
By:	/s/ JAMES BRIAN TRASK
Name:	James Brian Trask
Title:	President and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES BRIAN TRASK James Brian Trask	President and Director (Principal Executive Officer)	November 13, 2008
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, Secretary and Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

SCIENTIFIC GAMES SA, INC.
By:	/s/ JAMES BRIAN TRASK
Name:	James Brian Trask
Title:	President and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES BRIAN TRASK James Brian Trask	President and Director (Principal Executive Officer)	November 13, 2008
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2008
/s/ IRA H. RAPHAELSON Ira H. Raphaelson	General Counsel, Secretary and Director	November 13, 2008

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of November 13, 2008.

TRACKPLAY LLC
By:	Scientific Games Racing, LLC its sole member
By:	/s/ IRA H. RAPHAELSON
Name:	Ira H. Raphaelson
Vice President, General Counsel & Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints A. Lorne Weil, Ira H. Raphaelson and DeWayne E. Laird, or any of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ IRA H. RAPHAELSON Ira H. Raphaelson	Vice President, General Counsel & Secretary of sole member Scientific Games Racing, LLC	November 13, 2008

 EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of June 11, 2008, among the Issuer, the Company, as a guarantor, the subsidiary guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 13, 2008).
4.2
Registration Rights Agreement, dated June 11, 2008, by and among the Issuer, the Company, the guarantors listed thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives for the initial purchasers listed thereto (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on June 13, 2008).
*4.3(a)	Senior Subordinated Note (No. 001).
*4.3(b)	Senior Subordinated Note (No. 002).
*5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.
*12.1	Statement re Computation of Ratios.
*23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.
*23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).
24.1	Powers of Attorney (contained in signature pages hereto).
*25.1	Statement of Eligibility of The Bank of Nova Scotia Trust Company of New York to act as trustee under the Indenture under the Trust Indenture Act of 1939.

*
Filed herewith.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
THE NOTES
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF OTHER INDEBTEDNESS
SELLING NOTEHOLDERS
DESCRIPTION OF NOTES
BOOK-ENTRY SETTLEMENT AND CLEARANCE
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
RECENT DEVELOPMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 17. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX